ALEXANDRIA® | *Building the Future of Life-Changing Innovation®*

ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

THIRD QUARTER ENDED SEPTEMBER 30, 2022

25 YEARS | ARE LISTED NYSE

ALEXANDRIA®

Alexandria extends its longstanding strategic relationship with MilliporeSigma with the execution of a 250,000 RSF long-term lease at 9820 Darnestown Road, a development project on our Alexandria Center® for Life Science – Shady Grove mega campus in our Rockville submarket. This significant lease represents Alexandria's largest-ever lease in Maryland.

MilliporeSigma is the U.S. and Canada life science business of Merck KGaA, Darmstadt, Germany. With more than 26,000 employees, 55 manufacturing and testing sites worldwide, and a portfolio of 300,000+ products, MilliporeSigma is focused on scientific discovery, biomanufacturing, and testing services to benefit people around the world.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

CONFERENCE CALL INFORMATION:

Tuesday, October 25, 2022
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(833) 366-1125 or
(412) 902-6738

Ask to join the conference call for Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Alexandria Real Estate Equities, Inc. | corporateinformation@are.com

Joel S. Marcus
Executive Chairman &
Founder

Dean A. Shigenaga
President &
Chief Financial Officer

Paula Schwartz
Managing Director,
Rx Communications Group
(917) 633-7790

Sara M. Kabakoff
Vice President –
Strategic Communications

ALEXANDRIA KITA COMMONS

ALEXANDRIA HELPING CHILDREN IMPACTED BY SUICIDE WITH NEW HOME FOR KITA TO EMPOWER NON-PROFIT'S EXANDED MISSION AND ADVANCE ITS EIGHTH SOCIAL RESPONSIBILITY PILLAR ADDRESSING MENTAL HEALTH

> Suicide, the 12th leading cause of death in the U.S. according to the CDC, has contributed to a staggering number of adolescent survivors of suicide loss.

In response to this crisis, Alexandria partnered with KITA, known for its tuition-free summer camp for children who have lost a loved one to suicide. Through Alexandria's significant support, KITA will have free, long-term access to 28 acres in Acton, Maine that will serve as a permanent home for the non-profit. Set to open in the summer of 2023, the new site will enable KITA to continue its flagship summer camp program and build a restorative community for the healing and learning of those who have experienced suicide loss. Alexandria is supporting the design and restoration of the property, which will feature new facilities such as a wellness center, camper and staff cabins, a nature education center, therapy cabins, and a dining hall and commons area *(pictured left)*.

campkita.com/futurehome

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	i

A REIT Industry-Leading Roster of 1,000+ Tenants Drives Stable, Long-Duration Cash Flows

87%
of Quarterly Leasing Activity was Generated From Existing Tenants

>80%
of Average Retention of Existing Tenants Over The Past Five Years

ALEXANDRIA'S HIGH-QUALITY AND DIVERSE INDUSTRY MIX

Multinational Pharmaceutical
17%
Life Science Product, Service, and Device
21%
Public Biotechnology – Approved or Marketed Product
15%
Public Biotechnology – Preclinical or Clinical Stage
10%
Private Biotechnology
8%
2%
Other(1)
Future Change in Use(2)
9%
Investment-Grade and Large Cap Tech/Office
8%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
10%

PERCENTAGE OF ARE'S ANNUAL RENTAL REVENUE(3)

As of September 30, 2022.
(1)Our other tenants, which aggregate 2.0% of our annual rental revenue, comprise technology, professional services, finance, telecommunications, and construction/real estate companies and less than 1.0% of retail-related tenants by annual rental revenue.
(2)Represents annual rental revenue currently generated from space that is targeted for a future change in use. The weighted-average remaining term of these leases is 3.6 years.
(3)Represents annual rental revenue in effect as of September 30, 2022
(4)As of September 30, 2022. Represents the percentage of our annual rental revenue generated by our top 20 tenants that are also investment-grade or publicly traded large cap tenants. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	ii

ALEXANDRIA'S SOLID LEASING ACTIVITY CONTINUES TO SURPASS OUR QUARTERLY AVERAGES

1.3M RSF
10-Year Quarterly Average
1.1M RSF
5-Year Quarterly Average
0.7M
0.8M
0.8M
1.3M
0.6M
0.8M
0.9M
0.6M
1.0M
1.9M
1.0M
1.0M
0.4M
0.8M
0.7M
1.5M
1.3M
1.1M
0.8M
1.4M
1.5M
1.0M
0.7M
1.6M
1.2M
0.8M
1.2M
1.8M
0.7M
1.1M
1.2M
1.4M
1.7M
1.9M
1.8M
4.1M
2.5M
2.3M
1.7M
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

RSF OF LEASES EXECUTED BY QUARTER

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	iii

ALEXANDRIA'S STRONG SAME PROPERTY NET OPERATING INCOME GROWTH CONTINUES IN 3Q22

Same property net operating income (cash basis) growth of 10.6% in 3Q22 represents the third highest quarter in Company history

THIRD-HIGHEST QUARTER IN COMPANY HISTORY
6.1%
2.5%
4.9%
5.0%
6.1%
7.8%
7.1%
7.5%
7.3%
10.2%
10.6%
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
SAME PROPERTY NET OPERATING INCOME (CASH BASIS) GROWTH

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	iv

ALEXANDRIA'S STRATEGIC VALUE HARVESTING: DISPOSITIONS OF FIVE NON-CAMPUS STAND-ALONE PROPERTIES IN OUR SAN FRANCISCO BAY AREA MARKET

$383.6M	SALES PRICE
100%	INTEREST SOLD
5.2%	CAPITALIZATION RATE
5.2%	CAPITALIZATION RATE (CASH BASIS)
$1,161	SALES PRICE PER RSF
$223.1M	GAIN RECOGNIZED

7000 SHORELINE COURT

SHOREWAY SCIENCE CENTER

341 AND 343 OYSTER POINT BOULEVARD

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	v

DEMAND FOR ALEXANDRIA'S BRAND TRANSLATES INTO HIGHLY LEASED PIPELINE AND NEAR-TERM NET OPERATING INCOME GROWTH

Alexandria's highly leased value-creation pipeline is expected to generate significant incremental net operating income through development and redevelopment of new Class A properties

VISIBILITY FOR FUTURE GROWTH IN NET OPERATING INCOME

Commenced From 3Q22 Deliveries	Primarily Commencing 4Q22 Through 3Q25
$30M	**$645M**
332,961 RSF	7.6M RSF [(1)]
100% Leased	78% Leased

As of September 30, 2022.
(1)Represents projects under construction aggregating 5.6 million RSF and seven near term projects, aggregating 2.0 million RSF, expected to commence construction during the next five quarters.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	vi

ALEXANDRIA'S HISTORICAL SOLID AND CONSISTENT DIVIDEND GROWTH WITH A FOCUS ON RETAINING SIGNIFICANT CASH FLOWS FROM OPERATING ACTIVITIES AFTER DIVIDENDS FOR REINVESTMENT

ANNUAL COMMON STOCK DIVIDEND PER SHARE

$3.73
$4.00
$4.24
$4.48
$4.72
2018
2019
2020
2021
2022 (1)

EXCESS CASH FLOWS FROM OPERATING ACTIVITIES AFTER DIVIDENDS
(in millions)

2018	2019	2020	2021	2022
$171	$220	$325	$321	$300 [3]

LAST 5 YEARS

6.5%
Average Annual Dividend Per-Share Growth

$1.3B
Cash Flows from Operating Activities After Dividends Retained for Reinvestment

Dividend Yield

3.4%[2]

(1)Represents common stock dividend declared on September 30, 2022 annualized.
(2)Based on a closing stock price of $140.19 on September 30, 2022.
(3)Based on the midpoint of projected guidance for the year ended December 31, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	vii

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

THAT'S WHAT'S IN
OUR DNA®

OUR MISSION

To create and grow life science ecosystems and clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

OUR CLUSTER MODEL

Alexandria has identified four critical components for life science companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge science and technology with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to the world's top academic institutions.

LOCATION
INNOVATION
TALENT
CAPITAL

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	viii

A Mission-Driven Company and a Leader in ESG (Environmental, Social, and Governance)

Our ESG efforts have benefited our tenants, employees, and communities, as well as enhanced value for our stockholders over the long term

Long-Tenured Executive Management Team

Deep expertise, experience, and key relationships in the real estate, life science, agtech, and technology industries

Unique Strategy, Operational Excellence, and Relationships That Have Historically Driven High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value

S&P 500® Investment-Grade Rated REIT

Stable, Long-Duration Cash Flows

Class A properties in AAA locations

Weighted-average remaining lease term: 7.2 years

Strong Core Operating Metrics – Same Property Revenue and Net Operating Income

Favorable triple net lease structure with annual rent escalations

Historically strong demand from innovative entities and significant rental rate growth on leasing activity and early renewals

Prudent Management of Our Strong and Flexible Balance Sheet

Liquidity: $6.4 billion(1)

Weighted-average remaining debt term: 13.2 years

Disciplined Allocation of Capital to the Development and Redevelopment of Highly Leased New Class A Properties

Visible, multiyear, highly leased value-creation pipeline expected to generate significant incremental annual rental revenue

Unique Underwriting Expertise and Experience

Prudent underwriting of innovative life science, agtech, and technology tenants

Development of strategic relationships

As of September 30, 2022.
(1)Refer to “Key credit metrics” of our Supplemental Information for additional details.
(2)Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	ix

COMMUNICATIONS AND REPORTING EXCELLENCE

2022
Nareit
SILVER AWARD
LARGE CAP EQUITY REIT
2015
2016
2018
2019
2020
2021
Nareit
GOLD AWARD
LARGE CAP EQUITY REIT

FIFTH CONSECUTIVE AND SEVENTH OVERALL CARE AWARD

THE MOST NAREIT INVESTOR CARE GOLD AWARDS EARNED BY ANY EQUITY REIT

TOP 10% Credit Rating Ranking Among All Publicly Traded U.S. REITs [(1)]

ARE
S&P
500

BBB+

Positive [(1)]

S&P Global Ratings

Baa1

Stable [(1)]

MOODY'S INVESTORS SERVICE

(1)A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. Top 10% ranking represents credit rating levels from Moody’s Investors Service and S&P Global Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services as of September 30, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	x

ALEXANDRIA'S STRONG AND FLEXIBLE BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

SIGNIFICANT LIQUIDITY	WEIGHTED-AVERAGE	
	REMAINING DEBT TERM	INTEREST RATE
$6.4B Liquidity	13.2 Years	3.52%

NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA[1]	DEBT MATURITIES	PERCENTAGE OF DEBT AT FIXED RATES
≤5.1x 4Q22 Goal	No Debt Maturing Prior to 2025	95.9%

As of September 30, 2022.
(1)Quarter annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xi

ALEXANDRIA’S MISSION-DRIVEN AND INDUSTRY-LEADING ESG PROGRAM
ACHIEVEMENTS, RECOGNITION, AND INITIATIVES

GRESB REAL ESTATE sector leader 2022

#1 FOR BUILDINGS IN DEVELOPMENT
Science & Technology

#2 FOR BUILDINGS IN OPERATION
Diversified Listed

“A” DISCLOSURE SCORE
2018–2022

“GREEN STAR” DESIGNATION

OPERATING ASSETS
2017-2022

DEVELOPMENT
2020-2022

S&P Global — TOP 10% ESG RANK(1)

BARRON’S — ONE OF THE MOST SUSTAINABLE U.S. REITs
2021 | 2022

MSCI — “A” ESG RATING
2021 | 2022

2022 mass save™ CLIMATE LEADER — MASS SAVE CLIMATE LEADER
2022

SUSTAINALYTICS — “LOW” ESG RISK
TOP 10% ESG PROFILE(2)

fitwel® — FITWEL IMPACT AWARD
Highest-Scoring Project
2020 | 2021

Fitwel® Viral Response Certified DISTINCTION — FITWEL VIRAL RESPONSE
2020 | 2021 | 2022

ISS — TOP 10% SOCIAL SCORE (1)

Bloomberg — TOP 10% SOCIAL SCORE (1)

FAST COMPANY — INNOVATION BY DESIGN
Impact Honoree
2021

(1)Top 10% ranking for FTSE Nareit All REITs Index, from Bloomberg Professional Services as of September 30, 2022.
(2)Top 10% ranking for Sustainalytics Global Universe, from Bloomberg Professional Services as of September 30, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xii

ALEXANDRIA'S LONGSTANDING AND RECOGNIZED SUSTAINABILITY LEADERSHIP

Developing and operating efficient and healthy buildings, reducing carbon emissions, and mitigating climate risk

Proactively Managing and Mitigating Climate Risk Using Industry-Leading Guidelines

TCFD | TASK FORCE ON CLIMATE–RELATED FINANCIAL DISCLOSURES

ALEXANDRIA'S CLIMATE RISK ASSESSMENT COVERS

Sea Level Rise | Precipitation | Drought | Extreme Heat | Wildfire

Driving High-Performance Building Design

Proactively Designing All-Electric Buildings

230 HARRIET TUBMAN WAY

751 GATEWAY BOULEVARD

2025 Environmental Goals and Progress for Buildings in Operation

Carbon Emissions Reduction
(MTCO2e)
30%(1)
19.5%(3)
2015-2021
Energy Use Reduction
(kWh)
25%(1)
19.4%(3)
2015-2021
Potable Water Use Consumption
(Gal)
10%(1)
23.1%(3)
2015-2021
Waste Diversion
(Ton)
45%(2)
41.1%(3)
2021

Environmental progress data for 2021 reflected in the chart above received independent limited assurance from DNV Business Assurance USA, Inc.
(1)2025 environmental goal for Alexandria’s cumulative progress relative to a 2015 baseline on a like-for-like basis for buildings in operation that the company directly manages.
(2)2025 environmental goal for buildings in operation that Alexandria indirectly and directly manages. In alignment with industry best practice, the company reports waste diversion annually; the 2025 goal is to achieve a waste diversion rate of at least 45% by 2025.
(3)Progress toward 2025 goal.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xiii

325 BINNEY STREET | ALEXANDRIA CENTER® AT ONE KENDALL SQUARE MEGA CAMPUS

DESIGNED TO BE THE MOST SUSTAINABLE LABORATORY BUILDING IN CAMBRIDGE

Alexandria's Mission-Critical Infrastructure for Longtime Strategic Partner Moderna

CLIMATE RESILIENCE
Stormwater Capture System
RENEWABLE ELECTRICITY
Solar Array
FOSSIL FUEL REDUCTION
Exhaust Source Heat Pumps
LOW-CARBON MATERIALS
Improved Concrete Mix
ENERGY EFFICIENCY
Fan Coil Units to Heat/Cool Zones and Filter Air Locally
ENERGY EFFICIENCY
High-Performance Facade With Triple Glazing
CLIMATE RESILIENCE
Stormwater Capture System
CLIMATE RESILIENCE
Raised Elevation
GEOTHERMAL SYSTEM
Fossil Fuel Reduction for Heating/Cooling
CLIMATE RESILIENCE
Stormwater Capture System

To learn more, please see our 2021 ESG report, which is available on the ESG page of the Company website at **www.are.com.**

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xiv

ALEXANDRIA'S HIGHLY IMPACTFUL SOCIAL RESPONSIBILITY PILLARS

Developing and implementing collaborative and innovative solutions to some of society's most urgent challenges

Accelerating Groundbreaking Medical Innovation to Advance Lifesaving Treatments and Cures

Harnessing the Agrifood Ecosystem to Combat Hunger, Improve Nutrition, and Support Human Health at Its Most Fundamental Level

Bolstering the Resilience of Our Military, Our Veterans, and Their Families

Overcoming the Opioid Epidemic and Revolutionizing Addiction Treatment

Empowering Underserved Students to Achieve Long-Term Success and Reach Their Potential as Leaders in the Community Through Education

Building a Model for a Comprehensive, Sustainable Solution to Address Homelessness

Supporting Museums to Preserve History and Honor Our Greatest Heroes

Addressing the Mental Health Crisis With a Focus on Helping Children Cope With Suicide Loss

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xv

Table of Contents
September 30, 2022

EARNINGS PRESS RELEASE	Page		Page
Third Quarter Ended September 30, 2022 Financial and Operating Results	1	Earnings Call Information and About the Company	7
Acquisitions	4	Consolidated Statements of Operations	8
Dispositions and Sales of Partial Interests	5	Consolidated Balance Sheets	9
Guidance	6	Funds From Operations and Funds From Operations per Share	10

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile	13	External Growth / Investments in Real Estate
Investor Information	14	Investments in Real Estate	32
Financial and Asset Base Highlights	15	New Class A Development and Redevelopment Properties:
High-Quality, Diverse, and Innovative Tenants	17	Recent Deliveries	34
Class A Properties in AAA Locations	18	Current Projects	37
Occupancy	19	Summary of Pipeline	42
Internal Growth		Construction Spending	47
Key Operating Metrics	20	Joint Venture Financial Information	48
Same Property Performance	21	Balance Sheet Management
Leasing Activity	22	Investments	50
Contractual Lease Expirations	23	Key Credit Metrics	51
Top 20 Tenants	24	Summary of Debt	52
Summary of Properties and Occupancy	25	Definitions and Reconciliations
Property Listing	26	Definitions and Reconciliations	55

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please refer to page 7 of this Earnings Press Release and Supplemental Information for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	xvi

Alexandria Real Estate Equities, Inc. Reports:
3Q22 and YTD 3Q22 Net Income per Share – Diluted of $2.11 and $2.88, respectively; and
3Q22 and YTD 3Q22 FFO per Share – Diluted, As Adjusted, of $2.13 and $6.28, respectively
PASADENA, Calif. – October 24, 2022 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced financial and operating results for the third quarter ended September 30, 2022.

Key highlights			YTD
Operating results	3Q22	3Q21	3Q22	3Q21
Total revenues:
In millions	$659.9	$547.8	$1,918.7	$1,537.2
Growth	20.5%		24.8%
Net income attributable to Alexandria’s common stockholders – diluted
In millions	$341.4	$101.3	$461.5	$490.6
Per share	$2.11	$0.67	$2.88	$3.38
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted
In millions	$344.7	$296.0	$1,008.1	$841.3
Per share	$2.13	$1.95	$6.28	$5.80
A REIT industry-leading, high-quality roster of over 1,000 tenants and operational excellence, supporting high-quality revenues, cash flows, and strong margins

Percentage of total annual rental revenue in effect from investment-grade or publicly traded large cap tenants	49%

Sustained strength in tenant collections:
Tenant receivables as of September 30, 2022	$7.8	million
October tenant rent and receivables collected as of October 24, 2022	99.9%

Occupancy of operating properties in North America	94.3%
Operating margin	70%
Adjusted EBITDA margin	69%

Weighted-average remaining lease term:
All tenants	7.2	years
Top 20 tenants	9.7	years
Solid leasing volume and rental rate increase
•During 3Q22, we completed 1.7 million RSF of leasing activity; 87% of which was generated from our roster of over 1,000 tenants.
•Quarterly leasing volume continues to surpass our 10-year quarterly average of 1.3 million RSF and our pre-COVID 5-year quarterly average of 1.1 million RSF.
•3Q22 rental rate increases on lease renewals and re-leasing of space were 27.1% and 22.6% (cash basis).

	3Q22	YTD 3Q22
Total leasing activity – RSF	1,662,069	6,405,265
Leasing of development and redevelopment space – RSF	329,006	2,685,138
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	1,094,821	3,045,980
Rental rate increases	27.1%	34.3%
Rental rate increases (cash basis)	22.6%	24.2%

Continued strong net operating income and internal growth
•Net operating income (cash basis) of $1.6 billion for 3Q22 annualized, up $306.0 million, or 22.9%, compared to 3Q21 annualized.
•96% of our leases contain contractual annual rent escalations approximating 3%.
•Same property net operating income growth:
•5.1% and 10.6% (cash basis) for 3Q22 over 3Q21, representing the third-highest same property net operating income (cash basis) growth in Company history.
•7.0% and 8.9% (cash basis) for YTD 3Q22 over YTD 3Q21.
Strong and flexible balance sheet with significant liquidity
•Investment-grade credit ratings ranked in the top 10% among all publicly traded U.S. REITs.
•Net debt and preferred stock to Adjusted EBITDA of 5.4x and fixed-charge coverage ratio of 4.9x for 3Q22 annualized.
•Total debt and preferred stock to gross assets of 27%.
•95.9% of our debt has a fixed rate.
•13.2 years weighted-average remaining term of debt.
•No debt maturities prior to 2025.
•$6.4 billion of liquidity.
Continued strategic value harvesting with strong valuations
During YTD 3Q22, we completed dispositions and sales of partial interests aggregating $2.2 billion, including $1.0 billion of dispositions during 3Q22:
•Sale of five properties in our South San Francisco and Greater Stanford submarkets for an aggregate sales price of $383.6 million, or $1,161 per RSF, representing capitalization rates of 5.2% and 5.2% (cash basis).
•Sale of a 70% interest in 3215 Merryfield Row in our Torrey Pines submarket for a sales price of $149.9 million, or $1,256 per RSF, representing capitalization rates of 4.5% and 4.2% (cash basis).
•Sale of a 70% interest in Summers Ridge Science Park in our Sorrento Mesa submarket for a sales price of $159.6 million, or $720 per RSF, representing capitalization rates of 4.9% and 4.6% (cash basis).
Continued dividend strategy to share strong and consistent growth in operating cash flows with stockholders while also retaining a significant portion for reinvestment
•Common stock dividend declared for 3Q22 of $1.18 per common share, aggregating $4.66 per common share for the twelve months ended September 30, 2022, up 24 cents, or 5%, over the twelve months ended September 30, 2021.
•Dividend yield of 3.4% as of September 30, 2022.
•FFO payout ratio of 56% for the three months ended September 30, 2022.
•Average annual dividend per-share growth of 6.5% over the last five years.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	1

Third Quarter Ended September 30, 2022 Financial and Operating Results (continued)
September 30, 2022

Completion of unsecured senior line of credit upsizing and term extension
•In September 2022, we amended our unsecured senior line of credit. Key changes include:

	New Agreement	Change
Commitments available for borrowing	$4.0 billion	Up $1.0 billion
Maturity date	January 22, 2028	Extended by 2 years
Interest rate	SOFR+0.875%	Converted to SOFR from LIBOR
Alexandria’s tenants drive visibility for future growth aggregating over $645 million of incremental net operating income
Highly leased value-creation pipeline of current and seven near-term projects expected to generate greater than $645 million of incremental net operating income, primarily commencing from 4Q22 through 3Q25.
•7.6 million RSF of our value-creation projects, which are 78% leased.
•80% of the leased RSF was generated from our roster of over 1,000 tenants.
Key items included in operating results

Key items included in net income attributable to Alexandria’s common stockholders:

					YTD
	3Q22	3Q21	3Q22	3Q21	3Q22	3Q21	3Q22	3Q21
(In millions, except per share amounts)	Amount		Per Share – Diluted		Amount		Per Share – Diluted
Unrealized (losses) gains on non-real estate investments	$(56.5)	$(14.4)	$(0.35)	$(0.10)	$(388.1)	$183.3	$(2.42)	$1.26
Significant realized gains on non-real estate investments	—	52.4	—	0.35	—	110.1	—	0.76
Gain (loss) on sales of real estate	323.7	(0.4)	2.00	—	537.9	2.3	3.35	0.02
Impairment of real estate	(38.8)	(42.6)	(0.24)	(0.28)	(38.8)	(52.7)	(0.24)	(0.37)
Loss on early extinguishment of debt	—	—	—	—	(3.3)	(67.3)	(0.02)	(0.46)
Acceleration of stock compensation expense due to executive officer resignation	(7.2)	—	(0.04)	—	(7.2)	—	(0.04)	—
Total	$221.2	$(5.0)	$1.37	$(0.03)	$100.5	$175.7	$0.63	$1.21

Balance sheet management
Key metrics as of September 30, 2022
•$33.3 billion in total market capitalization.
•$22.8 billion in total equity capitalization, which ranks in the top 10% among all publicly traded U.S. REITs.
•13.2 years weighted-average remaining term of debt.
•No remaining LIBOR-based debt ahead of June 2023 phase-out.

	3Q22		Goal
	Quarter	Trailing	4Q22
	Annualized	12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.4x	5.6x	Less than or equal to 5.1x
Fixed-charge coverage ratio	4.9x	5.1x	Greater than or equal to 5.1x

Key capital events
•In September 2022, we amended our unsecured senior line of credit to increase the aggregate commitment to $4.0 billion and extend the maturity date to January 22, 2028. Refer to page 2 of this Earnings Press Release for additional detail.
•In September 2022, we increased the aggregate amount we may issue from time to time under our commercial paper program to $2.0 billion from $1.5 billion.
•During 3Q22, we settled a portion of our outstanding forward equity sales agreements by issuing 1.0 million shares and received net proceeds of $199.7 million. We expect to issue an aggregate of 8.0 million shares at an average price of $186.03 per share to settle all our outstanding forward equity sales agreements and receive net proceeds of approximately $1.5 billion in 4Q22.
•During 3Q22, there was no sale activity under our ATM program. As of September 30, 2022, the remaining aggregate amount available under our ATM program for future sales of common stock was $246.6 million.
Investments
•As of September 30, 2022:
•Our investments aggregated $1.6 billion.
•Unrealized gains presented in our consolidated balance sheets were $421.1 million, comprising gross unrealized gains and losses aggregating $529.0 million and $107.9 million, respectively.
•Investment loss of $32.3 million for the three months ended September 30, 2022, presented in our consolidated statements of operations, consisted of $24.2 million of realized gains and $56.5 million of unrealized losses/changes in fair value.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	2

Third Quarter Ended September 30, 2022 Financial and Operating Results (continued)
September 30, 2022

External growth and investment in real estate
Delivery and commencement of value-creation projects
•During 3Q22, we placed into service development and redevelopment projects aggregating 332,961 RSF across multiple submarkets resulting in $30 million of incremental net operating income.
•82% of construction costs related to active development and redevelopment projects aggregating 5.6 million RSF are under a guaranteed maximum price (“GMP”) contract or other fixed contracts. Our budgets also include construction cost contingencies in GMP contracts plus additional landlord contingencies that generally range from 3% to 5%.
•Annual net operating income (cash basis) is expected to increase by $45 million upon the burn-off of initial free rent from recently delivered projects.

Value-creation pipeline of new Class A development and redevelopment projects as a percentage of gross assets	3Q22
Under construction projects 76% leased/negotiating	10%
Near-term projects expected to commence construction in the next five quarters 88% leased	1%
Income-producing/potential cash flows/covered land play(1)	8%
Land	3%

(1)Includes projects that have existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses.
Alexandria is at the vanguard of innovation for a high-quality roster of over 1,000 tenants, focused on accommodating their current needs and providing them with a path for future growth
•During 3Q22, we completed acquisitions in our key life science cluster submarkets aggregating 1.2 million RSF of value-creation opportunities for an aggregate purchase price of $316.7 million.
Industry and ESG leadership: catalyzing and leading the way for positive change to benefit human health and society
•In October 2022, Alexandria continued to enhance its first social responsibility pillar focused on advancing human health by empowering NEXT for AUTISM’s development of important support services for autistic individuals and their families. Alexandria has been forging strategically supportive partnerships with highly impactful organizations that aim to accelerate groundbreaking medical innovation to advance vitally needed therapies for individuals with autism.
•In October 2022, Alexandria’s position as a groundbreaking leader in ESG was reinforced in the 2022 GRESB Real Estate Assessment, with several achievements, including: (i) Regional and Global Sector Leader for buildings in development in the Science & Technology sector, (ii) #2 ranking for buildings in operation in the Diversified Listed sector, and (iii) “A” disclosure score for the fifth consecutive year. Alexandria has earned “Green Star” recognitions in the operating asset benchmark for the sixth consecutive year and in the development benchmark for the third consecutive year since its 2020 launch.

Industry and ESG leadership (continued)
•In October 2022, Alexandria was recognized as a Climate Leader by the Sponsors of Mass Save®, a collaborative of the energy utilities and energy efficiency service providers in Massachusetts. Utilizing these programs in our Greater Boston market, we have implemented over 65 energy conservation projects across more than 40 buildings over the last 10 years, resulting in estimated recurring annual energy savings of over 5 million kWh. Alexandria was the only real estate company to be selected in the inaugural cohort of honorees.
•In September 2022, coinciding with National Suicide Prevention Month, we announced our deepened partnership with KITA, a non-profit providing tuition-free summer camp for children who have lost a loved one to suicide, and the advancement of our eighth social responsibility pillar addressing the mental health crisis. Through Alexandria’s significant support, KITA will have free, long-term access to 28 acres in Acton, Maine that will serve as the non-profit’s new home and enable it to grow its program and increase the number of children it serves.
•In July 2022, Alexandria Venture Investments, our strategic venture capital platform, was recognized as the #1 most active corporate investor in biopharma by new deal volume (2021-1H22) for the fifth consecutive year by Silicon Valley Bank in its “Healthcare Investments and Exits: Mid-Year 2022 Report.” Alexandria’s venture activity provides us with, among other things, mission-critical data and insights into industry innovations and trends.
About Alexandria Real Estate Equities, Inc.
Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since its founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech, and technology campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. The trusted partner to over 1,000 tenants, as of September 30, 2022, Alexandria has a total market capitalization of $33.3 billion and an asset base in North America of 74.5 million square feet (“SF”), which includes 41.1 million RSF of operating properties and 5.6 million RSF of Class A properties undergoing construction, 9.9 million RSF of near-term and intermediate-term development and redevelopment projects, and 17.9 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A properties clustered in life science, agtech, and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	3

Acquisitions
September 30, 2022
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage						Purchase Price
					Acquisitions With Development/Redevelopment Opportunities(1)
					Future Development	Operating With Future Development/ Redevelopment		Operating(2)	Operating	Total(3)

Completed in 1H22			32	91%	5,486,991	2,866,642		451,760	—	8,373,453	$2,120,863

Completed in 3Q22:
100 Edwin H. Land Boulevard	Cambridge/Inner Suburbs/Greater Boston	8/1/22	1	100%	TBD	104,500		—	—	104,500	170,000
10010 and 10140 Campus Point Drive and 4275 Campus Point Court	University Town Center/San Diego	9/29/22	3	100	750,000	226,144		—	—	750,000	106,380
Other	Various	Various	3	96	302,000	108,478		—	—	372,278	40,349
			7	99%	1,052,000	439,122	(4)	—	—	1,226,778	316,729
Completed in October 2022:
1001 Trinity Street and 1020 Red River Street	Austin/Texas	10/4/22	2	100%	123,976	198,972		—	—	322,948	108,000
Other											360
											108,360
Pending	Various										104,048
Total											$2,650,000

2022 guidance range										$2,550,000 – $2,750,000

(1)We expect to provide total estimated costs and related yields for development and redevelopment projects in the future, subsequent to the commencement of construction.
(2)Represents the operating component of our value-creation acquisitions that is not expected to undergo future development or redevelopment.
(3)Represents total square footage upon completion of development or redevelopment of one or more new Class A properties. Square footage presented includes RSF of buildings currently in operation with future development or redevelopment opportunities. Refer to “Definitions and reconciliations” in our Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)We expect the acquisitions completed during the three months ended September 30, 2022 to generate initial annual net operating income of approximately $12 million for the twelve months following acquisition. These acquisitions included seven operating properties with a weighted-average acquisition date of August 27, 2022 (weighted by initial annual net operating income).

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	4

Dispositions and Sales of Partial Interest
September 30, 2022
(Dollars in thousands, except per RSF amounts)

							Capitalization Rate (Cash Basis)			Sales Price per RSF	Gain or Consideration in Excess of Book Value
Property	Submarket/Market	Date of Sale	Interest Sold		RSF	Capitalization Rate		Sales Price

Completed 1H22:
100 Binney Street	Cambridge/Inner Suburbs/Greater Boston	3/30/22	70%		432,931	3.6%	3.5%	$713,228	(1)	$2,353	$413,615	(2)
300 Third Street	Cambridge/Inner Suburbs/Greater Boston	6/27/22	70%		131,963	4.6%	4.3%	166,485	(1)	$1,802	113,020	(2)
Alexandria Park at 128, 285 Bear Hill Road, 111 and 130 Forbes Boulevard, and 20 Walkup Drive	Route 128 and Route 495/Greater Boston	6/8/22	100%		617,043	5.1%	5.1%	334,397		$542	202,325
Other						N/A	N/A	47,800		N/A	11,894
								1,261,910			740,854
Completed 3Q22:
1450 Owens Street	Mission Bay/San Francisco Bay Area	7/1/22	20%	(3)	191,000	N/A	N/A	25,039	(1)	N/A	10,083	(2)
341 and 343 Oyster Point Boulevard, 7000 Shoreline Court, and Shoreway Science Center	South San Francisco and Greater Stanford/San Francisco Bay Area	9/15/22	100%		330,379	5.2%	5.2%	383,635		$1,161	223,127
3215 Merryfield Row	Torrey Pines/San Diego	9/1/22	70%		170,523	4.5%	4.2%	149,940	(1)	$1,256	42,214	(2)
Summers Ridge Science Park	Sorrento Mesa/San Diego	9/15/22	70%		316,531	4.9%	4.6%	159,600	(1)	$720	65,097	(2)
7330 and 7360 Carroll Road	Sorrento Mesa/San Diego	9/15/22	100%		84,442	4.4%	4.6%	59,476		$704	35,463
13112 Evening Creek Drive	Other/San Diego	9/26/22	100%		109,780	5.3%	5.3%	55,500		$506	31,001
Other	Various					N/A	N/A	127,196		N/A	34,108
								960,386			441,093
Total								$2,222,296			$1,181,947

2022 guidance range							$1,450,000 – $2,600,000

(1)Represents the contractual sales price for the percentage interest of the property sold by us.
(2)We retained control over the newly formed real estate joint venture and therefore continued to consolidate this property. We accounted for the difference between the consideration received and the book value of the interest sold as an equity transaction, with no gain or loss recognized in earnings.
(3)Relates to the sale of a partial interest in a land parcel. The noncontrolling interest share of our joint venture partner is anticipated to increase to 75% as our partner contributes capital for construction over time. As of September 30, 2022, the noncontrolling interest share of our joint venture partner was 34.5%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	5

Guidance
September 30, 2022
(Dollars in millions, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2022. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Also, refer to our discussion of “forward-looking statements” on page 7 of this Earnings Press Release for additional details.

2022 Guidance Midpoint
Summary of Key Changes in Guidance	As of 10/24/22	As of 7/25/22
EPS, FFO per share, and FFO per share, as adjusted	See updates below
Occupancy percentage in North America as of December 31, 2022	95.0% to 95.6%	95.2% to 95.8%
Straight-line rent revenue	$139 to $149	$144 to $154

Projected 2022 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 10/24/22	As of 7/25/22
Earnings per share(1)	$3.56 to $3.58	$2.14 to $2.20
Depreciation and amortization of real estate assets	5.50	5.50
Gain on sales of real estate	(3.35)	(1.34)
Allocation to unvested restricted stock awards	(0.01)	(0.02)
Funds from operations per share(2)	$5.70 to $5.72	$6.28 to $6.34
Unrealized losses on non-real estate investments	2.42	2.07
Impairment of real estate	0.24	—
Loss on early extinguishment of debt	0.02	0.02
Acceleration of stock compensation expense due to executive officer resignation	0.04	0.04
Allocation to unvested restricted stock awards	(0.03)	(0.02)
Other	0.01	(0.01)
Funds from operations per share, as adjusted(2)	$8.40 to $8.42	$8.38 to $8.44
Midpoint	$8.41	$8.41

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2022(4)	95.0%	95.6%
Lease renewals and re-leasing of space:
Rental rate increases	30.0%	35.0%
Rental rate increases (cash basis)	18.0%	23.0%
Same property performance:
Net operating income increase	6.0%	8.0%
Net operating income increase (cash basis)	6.8%	8.8%
Straight-line rent revenue(5)	$139	$149
General and administrative expenses	$172	$180
Capitalization of interest	$269	$279
Interest expense	$90	$100

Key Credit Metrics	2022 Guidance
Net debt and preferred stock to Adjusted EBITDA – 4Q22 annualized	Less than or equal to 5.1x
Fixed-charge coverage ratio – 4Q22 annualized	Greater than or equal to 5.1x

Key Sources and Uses of Capital	Range		Midpoint	Certain Completed Items
Sources of capital:
Net cash provided by operating activities after dividends	$275	$325	$300
Incremental debt	1,383	583	983	See below
Dispositions and sales of partial interests (refer to page 5)	1,450	2,600	2,025	$2,222
Common equity	2,342	2,342	2,342	$2,342 (3)
Total sources of capital	$5,450	$5,850	$5,650
Uses of capital:
Construction (refer to page 47)	$2,900	$3,100	$3,000
Acquisitions (refer to page 4)	2,550	2,750	2,650	$2,546
Total uses of capital	$5,450	$5,850	$5,650
Incremental debt (included above):
Issuance of unsecured senior notes payable	$1,800	$1,800	$1,800	$1,800
Repayments of secured notes payable	(195)	(195)	(195)	$(195)
Unsecured senior line of credit, commercial paper, and other	(22)	(722)	(372)
Cash expected to be held at December 31, 2022(6)	(200)	(300)	(250)
Incremental debt	$1,383	$583	$983

(1)Excludes unrealized gains or losses after September 30, 2022 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(2)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(3)Refer to “Key capital events” on page 3 of this Earnings Press Release for additional details. During the nine months ended September 30, 2022, we entered into new forward equity sales agreements aggregating $2.3 billion to sell 12.3 million shares of our common stock, and settled a portion of these forward equity sales agreements by issuing 4.2 million shares and received net proceeds of $847.9 million. We expect to issue 8.0 million shares to settle our remaining outstanding forward equity sales agreements and receive net proceeds of approximately $1.5 billion in 4Q22.
(4)Updated guidance for occupancy percentage in North America as of December 31, 2022, reflects one property acquired in 3Q22 with 70,278 operating RSF that was occupied by the seller through September 30, 2022.
(5)Reduction in our guidance range for straight-line rent revenue by $5 million is primarily attributable to: i) completed and projected dispositions, and ii) the write-off of deferred rent in 3Q22 in connection with the early termination of one below-market lease aggregating 21,621 RSF, with no downtime in occupancy, at rental rate increases of 23% and 36% (cash basis).
(6)Represents cash expected to be held at December 31, 2022, which reduces our 2023 debt capital needs.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	6

Earnings Call Information and About the Company
September 30, 2022

We will host a conference call on Tuesday, October 25, 2022, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the third quarter ended September 30, 2022. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, October 25, 2022. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 9685874.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the third quarter ended September 30, 2022 is available in the “For Investors” section of our website at www.are.com or by following this link: https://www.are.com/fs/2022q3.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Peter M. Moglia, chief executive officer and co-chief investment officer; Dean A. Shigenaga, president and chief financial officer; Paula Schwartz, managing director of Rx Communications Group, at (917) 633-7790; or Sara M. Kabakoff, vice president – strategic communications, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since its founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech, and technology campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. The trusted partner to over 1,000 tenants, as of September 30, 2022, Alexandria has a total market capitalization of $33.3 billion and an asset base in North America of 74.5 million SF, which includes 41.1 million RSF of operating properties and 5.6 million RSF of Class A properties undergoing construction, 9.9 million RSF of near-term and intermediate-term development and redevelopment projects, and 17.9 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A properties clustered in life science, agtech, and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2022 earnings per share attributable to Alexandria’s common stockholders – diluted, 2022 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That’s What’s in Our DNA®, At the Vanguard and Heart of the Life Science Ecosystem™, Alexandria Center®, Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	7

Consolidated Statements of Operations
September 30, 2022
(Dollars in thousands, except per share amounts)

	Three Months Ended						Nine Months Ended
	9/30/22		6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Revenues:
Income from rentals	$656,853		$640,959	$612,554	$574,656	$546,527	$1,910,366	$1,533,593
Other income	2,999		2,805	2,511	2,267	1,232	8,315	3,634
Total revenues	659,852		643,764	615,065	576,923	547,759	1,918,681	1,537,227

Expenses:
Rental operations	201,189		196,284	181,328	175,717	165,995	578,801	447,838
General and administrative	49,958	(1)	43,397	40,931	41,654	37,931	134,286	109,807
Interest	22,984		24,257	29,440	34,862	35,678	76,681	107,303
Depreciation and amortization	254,929		242,078	240,659	239,254	210,842	737,666	581,807
Impairment of real estate	38,783	(1)	—	—	—	42,620	38,783	52,675
Loss on early extinguishment of debt	—		3,317	—	—	—	3,317	67,253
Total expenses	567,843		509,333	492,358	491,487	493,066	1,569,534	1,366,683

Equity in earnings of unconsolidated real estate joint ventures	40		213	220	3,018	3,091	473	9,237
Investment (loss) income	(32,305)		(39,481)	(240,319)	(112,884)	67,084	(312,105)	372,361
Gain (loss) on sales of real estate	323,699		214,219	—	124,226	(435)	537,918	2,344
Net income (loss)	383,443		309,382	(117,392)	99,796	124,433	575,433	554,486
Net income attributable to noncontrolling interests	(38,747)		(37,168)	(32,177)	(24,901)	(21,286)	(108,092)	(58,134)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s stockholders	344,696		272,214	(149,569)	74,895	103,147	467,341	496,352
Net income attributable to unvested restricted stock awards	(3,257)		(2,934)	(2,081)	(2,098)	(1,883)	(5,866)	(5,750)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$341,439		$269,280	$(151,650)	$72,797	$101,264	$461,475	$490,602

Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$2.11		$1.67	$(0.96)	$0.47	$0.67	$2.88	$3.39
Diluted	$2.11		$1.67	$(0.96)	$0.47	$0.67	$2.88	$3.38

Weighted-average shares of common stock outstanding:
Basic	161,554		161,412	158,198	153,464	150,854	160,400	144,716
Diluted	161,554		161,412	158,198	154,307	151,561	160,400	145,153

Dividends declared per share of common stock	$1.18		$1.18	$1.15	$1.15	$1.12	$3.51	$3.33

(1)Refer to “Funds from operations and funds from operations per share” of this Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	8

Consolidated Balance Sheets
September 30, 2022
(In thousands)

	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21
Assets
Investments in real estate	$28,771,745	$27,952,931	$27,100,009	$24,980,669	$23,071,514
Investments in unconsolidated real estate joint ventures	38,285	37,587	38,456	38,483	321,737
Cash and cash equivalents	533,824	420,258	775,060	361,348	325,872
Restricted cash	332,344	97,404	95,106	53,879	42,182
Tenant receivables	7,759	7,069	7,570	7,379	7,749
Deferred rent	918,995	905,699	881,743	839,335	816,219
Deferred leasing costs	506,864	498,434	484,184	402,898	329,952
Investments	1,624,921	1,657,461	1,661,101	1,876,564	2,046,878
Other assets	1,633,877	1,667,210	1,801,027	1,658,818	1,596,615
Total assets	$34,368,614	$33,244,053	$32,844,256	$30,219,373	$28,558,718

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$40,594	$24,986	$208,910	$205,198	$198,758
Unsecured senior notes payable	10,098,588	10,096,462	10,094,337	8,316,678	8,314,851
Unsecured senior line of credit and commercial paper	386,666	149,958	—	269,990	749,978
Accounts payable, accrued expenses, and other liabilities	2,393,764	2,317,940	2,172,692	2,210,410	2,149,450
Dividends payable	193,623	192,571	187,701	183,847	173,560
Total liabilities	13,113,235	12,781,917	12,663,640	11,186,123	11,586,597

Commitments and contingencies

Redeemable noncontrolling interests	9,612	9,612	9,612	9,612	11,681

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,626	1,615	1,614	1,580	1,532
Additional paid-in capital	17,639,434	17,149,571	16,934,094	16,195,256	14,727,735
Accumulated other comprehensive loss	(24,725)	(11,851)	(5,727)	(7,294)	(6,029)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	17,616,335	17,139,335	16,929,981	16,189,542	14,723,238
Noncontrolling interests	3,629,432	3,313,189	3,241,023	2,834,096	2,237,202
Total equity	21,245,767	20,452,524	20,171,004	19,023,638	16,960,440
Total liabilities, noncontrolling interests, and equity	$34,368,614	$33,244,053	$32,844,256	$30,219,373	$28,558,718

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	9

Funds From Operations and Funds From Operations per Share
September 30, 2022
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Nine Months Ended
	9/30/22		6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Net income (loss) attributable to Alexandria’s common stockholders	$341,439		$269,280	$(151,650)	$72,797	$101,264	$461,475	$490,602
Depreciation and amortization of real estate assets	251,453		238,565	237,160	234,979	205,436	727,178	569,654
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(27,790)		(26,418)	(23,681)	(21,265)	(17,871)	(77,889)	(49,615)
Our share of depreciation and amortization from unconsolidated real estate JVs	795		934	955	3,058	3,465	2,684	10,676
(Gain) loss on sales of real estate	(323,699)		(214,219)	—	(124,226)	435	(537,918)	(2,344)
Impairment of real estate – rental properties	—		—	—	—	18,602	—	25,485
Allocation to unvested restricted stock awards	1,002		—	—	—	(1,472)	(81)	(6,574)
Funds from operations attributable to Alexandria’s common stockholders – diluted(1)	243,200		268,142	62,784	165,343	309,859	575,449	1,037,884
Unrealized losses (gains) on non-real estate investments	56,515		68,128	263,433	139,716	14,432	388,076	(183,348)
Significant realized gains on non-real estate investments	—		—	—	—	(52,427)	—	(110,119)
Impairment of real estate	38,783	(2)	—	—	—	24,018	38,783	27,190
Loss on early extinguishment of debt	—		3,317	—	—	—	3,317	67,253
Acceleration of stock compensation expense due to executive officer resignation	7,185	(3)	—	—	—	—	7,185	—
Allocation to unvested restricted stock awards	(1,033)		(778)	(1,604)	(1,432)	149	(4,743)	2,400
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$344,650		$338,809	$324,613	$303,627	$296,031	$1,008,067	$841,260

(1)Calculated in accordance with standards established by the Nareit Board of Governors.
(2)Includes $38.3 million related to the impairment of one future development, which we recognized upon our decision not to proceed with the project.
(3)Relates to the resignation of Stephen A. Richardson, our former Co-Chief Executive Officer, in July 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	10

Funds From Operations and Funds From Operations per Share (continued)
September 30, 2022
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Nine Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Net income (loss) per share attributable to Alexandria’s common stockholders – diluted	$2.11	$1.67	$(0.96)	$0.47	$0.67	$2.88	$3.38
Depreciation and amortization of real estate assets	1.39	1.32	1.36	1.40	1.26	4.06	3.66
Gain on sales of real estate	(2.00)	(1.33)	—	(0.80)	—	(3.35)	(0.02)
Impairment of real estate – rental properties	—	—	—	—	0.12	—	0.18
Allocation to unvested restricted stock awards	0.01	—	—	—	(0.01)	—	(0.05)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	1.51	1.66	0.40	1.07	2.04	3.59	7.15
Unrealized losses (gains) on non-real estate investments	0.35	0.42	1.67	0.91	0.10	2.42	(1.26)
Significant realized gains on non-real estate investments	—	—	—	—	(0.35)	—	(0.76)
Impairment of real estate	0.24	—	—	—	0.16	0.24	0.19
Loss on early extinguishment of debt	—	0.02	—	—	—	0.02	0.46
Acceleration of stock compensation expense due to executive officer resignation	0.04	—	—	—	—	0.04	—
Allocation to unvested restricted stock awards	(0.01)	—	(0.02)	(0.01)	—	(0.03)	0.02
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$2.13	$2.10	$2.05	$1.97	$1.95	$6.28	$5.80

Weighted-average shares of common stock outstanding for calculation of:
Earnings per share – diluted	161,554	161,412	158,198	154,307	151,561	160,400	145,153
Funds from operations, diluted, per share	161,554	161,412	158,209	154,307	151,561	160,400	145,153
Funds from operations, diluted, as adjusted, per share	161,554	161,412	158,209	154,307	151,561	160,400	145,153

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	11

SUPPLEMENTAL
INFORMATION

Company Profile
September 30, 2022

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since its founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech, and technology campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. The trusted partner to over 1,000 tenants, as of September 30, 2022, Alexandria has a total market capitalization of $33.3 billion and an asset base in North America of 74.5 million SF, which includes 41.1 million RSF of operating properties and 5.6 million RSF of Class A properties undergoing construction, 9.9 million RSF of near-term and intermediate-term development and redevelopment projects, and 17.9 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A properties clustered in life science, agtech, and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 49% of our total annual rental revenue being generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative campuses in key life science, agtech, and technology cluster locations that inspire innovation. From our development of high-quality, sustainable real estate to our ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a best-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science, agtech, and technology communities in their respective innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate, life science, agtech, and technology sectors provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of 61 individuals, averaging 24 years of real estate experience, including 12 years with Alexandria. Our executive management team alone averages 18 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Peter M. Moglia
Executive Chairman & Founder	Chief Executive Officer & Co-Chief Investment Officer

Dean A. Shigenaga	Daniel J. Ryan
President & Chief Financial Officer	Co-Chief Investment Officer & Regional Market Director – San Diego

Hunter L. Kass	John H. Cunningham
Executive Vice President – Regional Market Director – Greater Boston	Executive Vice President – Regional Market Director – New York City

Lawrence J. Diamond	Vincent R. Ciruzzi
Co-Chief Operating Officer & Regional Market Director – Maryland	Chief Development Officer

Joseph Hakman	Jackie B. Clem
Co-Chief Operating Officer & Chief Strategic Transactions Officer	General Counsel & Secretary

Marc E. Binda	Andres R. Gavinet
Executive Vice President – Finance & Treasurer	Chief Accounting Officer

Gary D. Dean	Terezia C. Nemeth
Executive Vice President – Real Estate Legal Affairs	Executive Vice President – Regional Market Director – San Francisco Bay Area

Onn C. Lee	Kristina A. Fukuzaki-Carlson
Executive Vice President – Accounting	Executive Vice President – Business Operations

Madeleine T. Alsbrook
Executive Vice President – Talent Management

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	13

Investor Information
September 30, 2022

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
		Website:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	JMP Securities	RBC Capital Markets
Jeff Spector / Joshua Dennerlein	Nicholas Joseph / Michael Griffin	Aaron Hecht	Michael Carroll
(646) 855-1363 / (646) 855-1681	(212) 816-1909 / (212) 816-5871	(415) 835-3963	(440) 715-2649

Berenberg Capital Markets	Evercore ISI	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Connor Siversky	Steve Sakwa / Wendy Ma	Anthony Paolone / Ray Zhong	David Rodgers / Nicholas Thillman
(646) 949-9037	(212) 446-9462 / (212) 497-0870	(212) 622-6682 / (212) 622-5411	(216) 737-7341 / (414) 298-5053

BTIG, LLC	Green Street	Mizuho Securities USA LLC	SMBC Nikko Securities America, Inc.
Tom Catherwood / John Nickodemus	Daniel Ismail / Dylan Burzinski	Vikram Malhotra / Georgi Dinkov	Richard Anderson / Jay Kornreich
(212) 738-6140 / (212) 738-6050	(949) 640-8780 / (949) 640-8780	(212) 282-3827 / (617) 352-1721	(646) 521-2351 / (646) 424-3202

CFRA
Kenneth Leon
(646) 517-2552

Fixed Income Coverage		Rating Agencies
Barclays Capital Inc.	Stifel Financial Corp.	Moody’s Investors Service	S&P Global Ratings
Srinjoy Banerjee	Thierry Perrein	(212) 553-0376	Fernanda Hernandez / Michael Souers
(212) 526-3521	(646) 376-5303		(212) 438-1347 / (212) 438-2508

J.P. Morgan Securities LLC
Mark Streeter / Ian Snyder
(212) 834-5086 / (212) 834-3798

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	14

Financial and Asset Base Highlights
September 30, 2022
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	9/30/22		6/30/22	3/31/22	12/31/21	9/30/21
Selected financial data from consolidated financial statements and related information
Rental revenues	$496,146		$485,067	$469,537	$435,637	$415,918
Tenant recoveries	$160,707		$155,892	$143,017	$139,019	$130,609
General and administrative expenses	$49,958	(1)	$43,397	$40,931	$41,654	$37,931
General and administrative expenses as a percentage of net operating income – trailing 12 months	10.1%		9.8%	10.0%	10.2%	10.1%
Operating margin	70%		70%	71%	70%	70%
Adjusted EBITDA margin	69%		70%	71%	71%	71%
Adjusted EBITDA – quarter annualized	$1,810,764		$1,797,488	$1,734,956	$1,631,244	$1,557,652
Adjusted EBITDA – trailing 12 months	$1,743,613		$1,680,335	$1,601,857	$1,517,838	$1,442,929

Net debt at end of period	$9,736,627		$9,832,722	$9,514,256	$8,442,115	$8,960,645
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.4x		5.5x	5.5x	5.2x	5.8x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	5.6x		5.9x	5.9x	5.6x	6.2x

Total debt and preferred stock at end of period	$10,525,848		$10,271,406	$10,303,247	$8,791,866	$9,263,587
Gross assets at end of period	$38,516,844		$37,304,589	$36,795,922	$33,990,614	$32,173,158
Total debt and preferred stock to gross assets at end of period	27%		28%	28%	26%	29%

Fixed-charge coverage ratio – quarter annualized	4.9x		5.1x	5.1x	5.3x	5.1x
Fixed-charge coverage ratio – trailing 12 months	5.1x		5.1x	5.1x	5.0x	4.8x
Unencumbered net operating income as a percentage of total net operating income	100%		100%	97%	97%	97%

Closing stock price at end of period	$140.19		$145.03	$201.25	$222.96	$191.07
Common shares outstanding (in thousands) at end of period	162,620		161,456	161,408	158,044	153,284
Total equity capitalization at end of period	$22,797,633		$23,415,970	$32,483,420	$35,237,463	$29,287,880
Total market capitalization at end of period	$33,323,481		$33,687,376	$42,786,667	$44,029,329	$38,551,467

Dividend per share – quarter/annualized	$1.18/$4.72		$1.18/$4.72	$1.15/$4.60	$1.15/$4.60	$1.12/$4.48
Dividend payout ratio for the quarter	56%		56%	57%	60%	58%
Dividend yield – annualized	3.4%		3.3%	2.3%	2.1%	2.3%

Amounts related to operating leases:
Operating lease liabilities at end of period	$409,030		$412,535	$405,818	$434,745	$371,538
Rent expense	$8,502		$7,924	$7,718	$7,124	$6,228

Capitalized interest	$73,189		$68,202	$57,763	$44,078	$43,185
Weighted-average interest rate for capitalization of interest during the period	3.55%		3.56%	3.26%	3.22%	3.30%
(1)Refer to “Funds from operations and funds from operations per share” of our Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	15

Financial and Asset Base Highlights (continued)
September 30, 2022
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	9/30/22		6/30/22	3/31/22	12/31/21	9/30/21
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$24,431		$27,362	$42,025	$25,942	$33,918
Amortization of acquired below-market leases	$23,546		$16,760	$13,915	$15,737	$13,664
Straight-line rent expense on ground leases	$583		$354	$416	$301	$58
Stock compensation expense	$17,786	(1)	$14,340	$14,028	$14,253	$9,728
Amortization of loan fees	$3,235		$3,236	$3,103	$2,911	$2,854
Amortization of debt (discounts) premiums	$(269)		$(267)	$424	$502	$498
Non-revenue-enhancing capital expenditures:
Building improvements	$3,963		$4,199	$4,110	$4,027	$3,901
Tenant improvements and leasing commissions	$48,960		$24,562	$27,791	$109,516	$16,409

Operating statistics and related information (at end of period)
Number of properties – North America	431		436	446	414	407
RSF – North America (including development and redevelopment projects under construction)	46,690,943		46,934,653	47,364,067	43,670,737	43,044,195
Total square feet – North America	74,450,918		74,087,636	74,185,859	66,970,705	63,858,780
Annual rental revenue per occupied RSF – North America	$50.99		$50.80	$49.42	$48.65	$47.73
Occupancy of operating properties – North America	94.3%		94.6%	94.7%	94.0%	94.4%
Occupancy of operating properties – North America (excluding vacancy at recently acquired properties)	98.4%	(2)	98.4%	98.6%	98.7%	98.5%
Occupancy of operating and redevelopment properties – North America	88.6%		89.0%	88.9%	88.5%	89.6%
Weighted-average remaining lease term (in years)	7.2		7.1	7.3	7.5	7.4

Total leasing activity – RSF	1,662,069		2,279,758	2,463,438	4,094,174	1,810,630
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	27.1%		45.4%	32.2%	35.9%	35.3%
Rental rate increases (cash basis)	22.6%		33.9%	16.5%	22.9%	19.3%
RSF (included in total leasing activity above)	1,094,821		1,087,082	864,077	1,947,727	671,775

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	5.1%		7.5%	7.6%	5.0%	3.0%
Net operating income increase (cash basis)	10.6%		10.2%	7.3%	7.5%	7.1%

(1)Includes acceleration of stock compensation expense recognized due to the resignation of an executive officer during 3Q22.
(2)Refer to “Occupancy” in this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	16

High-Quality, Diverse, and Innovative Tenants
September 30, 2022

Long-Duration Cash Flows From High-Quality, Diverse, and
Innovative Tenants

Investment-Grade or Publicly Traded Large Cap Tenants	Industry Mix of 1,000+ Tenants

Multinational Pharmaceutical
17%
Life Science Product, Service, and Device
21%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
10%
Public Biotechnology – Approved or Marketed Product
15%
Investment-Grade and Large Cap Tech/Office
8%
9%
10%
Future Change in Use(3)
8%
2%
Other(4)
Private Biotechnology
Public Biotechnology – Preclinical or Clinical Stage

49%

of ARE’s Total Annual Rental Revenue(1)

Long-Duration Lease Terms

7.2 Years

Weighted-Average Remaining Term(2)
Percentage of ARE’s Annual Rental Revenue(1)
(1)Represents annual rental revenue in effect as of September 30, 2022.
(2)Based on aggregate annual rental revenue in effect as of September 30, 2022. Refer to “Annual rental revenue” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.
(3)Represents annual rental revenue currently generated from space that is targeted for a future change in use. The weighted-average remaining term of these leases is 3.6 years.
(4)Our other tenants, which aggregate 2.0% of our annual rental revenue, comprise technology, professional services, finance, telecommunications, and construction/real estate companies and less than 1.0% of retail-related tenants by annual rental revenue.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	17

Class A Properties in AAA Locations
September 30, 2022

High-Quality Cash Flows From High-Quality Tenants and
Class A Properties in AAA Locations

Industry-Leading Tenant Roster	AAA Locations

San Francisco Bay Area
24%
New York City
5%
San Diego
16%
Seattle
6%
Maryland
6%
Research Triangle
5%
Texas
1%
Other
1%
Greater Boston
36%

86%

of ARE’s Top 20 Tenants
Annual Rental Revenue
Is From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

Percentage of ARE’s Annual Rental Revenue(2)

(1)As of September 30, 2022. Represents the percentage of our annual rental revenue generated by our top 20 tenants that are also investment-grade or publicly traded large cap tenants.
(2)Represents annual rental revenue in effect as of September 30, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	18

Occupancy
September 30, 2022

Solid Historical Occupancy(1)	Occupancy Across Key Locations

96%

Over 10 Years

(1)Represents average occupancy of operating properties in North America as of each December 31 for the last 10 years and as of September 30, 2022.
(2)Excludes 1.7 million RSF, or 4.1%, of vacancy at recently acquired properties (noted below) representing lease-up opportunities that are expected to generate incremental annual rental revenue. Approximately 34% of the vacant 1.7 million RSF is currently leased/negotiating. Additionally, approximately 15% of the vacant 1.7 million RSF represents spaces, spread across multiple recently acquired properties, that are expected to be converted to office/laboratory space in the future. We expect to deliver 36% of the 1.7 million RSF over the next three quarters. Excluding recently acquired vacancies, occupancy of operating properties in North America was 98.4% as of September 30, 2022. The following table provides vacancy detail for our recent acquisitions:

		As of September 30, 2022			Percentage of Vacant RSF Leased/Negotiating
		Vacant RSF	Operating Properties Occupancy Impact
Property	Market/Submarket		Region	North America
275 Grove Street	Greater Boston/Route 128	173,033	1.6%	0.4%	—%	(3)
Intersection Campus	Texas/Austin	159,433	9.6%	0.4	100
Alexandria Center® for Life Science – Durham	Research Triangle/Research Triangle	128,387	3.6%	0.3	62
601 and 611 Gateway Boulevard	San Francisco Bay Area/South San Francisco	114,680	1.4%	0.3	40
Alexandria Center® for Life Science – Fenway	Greater Boston/Fenway	89,458	0.8%	0.2	20
Other acquisitions	Various	1,010,833	N/A	2.5	27
		1,675,824		4.1%	34%
(3)We are evaluating options to develop or redevelop this space for office/laboratory space in the future.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	19

Key Operating Metrics
September 30, 2022

Historical Same Property Net Operating Income Growth	Favorable Lease Structure(1)
	Strategic Lease Structure by Owner and Operator of Collaborative Life Science, Agtech, and Technology Campuses
	Increasing cash flows
	Percentage of leases containing annual rent escalations	96%
	Stable cash flows
	Percentage of triple net leases	91%
	Lower capex burden
	Percentage of leases providing for the recapture of capital expenditures	94%

Historical Rental Rate Growth: Renewed/Re-Leased Space	Margins(2)

	Operating	Adjusted EBITDA
	70%	69%

(1)Percentages calculated based on annual rental revenue as of September 30, 2022.
(2)Represents percentages for the three months ended September 30, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	20

Same Property Performance
September 30, 2022
(Dollars in thousands)

	September 30, 2022			September 30, 2022
Same Property Financial Data	Three Months Ended	Nine Months Ended	Same Property Statistical Data	Three Months Ended	Nine Months Ended
Percentage change over comparable period from prior year:			Number of same properties	296	256
Net operating income increase	5.1%	7.0%	Rentable square feet	29,758,169	26,421,903
Net operating income increase (cash basis)	10.6%	8.9%	Occupancy – current-period average	95.6%	95.7%
Operating margin	69%	70%	Occupancy – same-period prior-year average	94.4%	94.6%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change
Income from rentals:
Same properties	$382,282	$359,457	$22,825	6.3%	$1,041,128	$967,378	$73,750	7.6%
Non-same properties	113,864	56,461	57,403	101.7	409,622	215,577	194,045	90.0
Rental revenues	496,146	415,918	80,228	19.3	1,450,750	1,182,955	267,795	22.6

Same properties	132,988	113,246	19,742	17.4	355,063	299,072	55,991	18.7
Non-same properties	27,719	17,363	10,356	59.6	104,553	51,566	52,987	102.8
Tenant recoveries	160,707	130,609	30,098	23.0	459,616	350,638	108,978	31.1

Income from rentals	656,853	546,527	110,326	20.2	1,910,366	1,533,593	376,773	24.6

Same properties	196	197	(1)	(0.5)	496	386	110	28.5
Non-same properties	2,803	1,035	1,768	170.8	7,819	3,248	4,571	140.7
Other income	2,999	1,232	1,767	143.4	8,315	3,634	4,681	128.8

Same properties	515,466	472,900	42,566	9.0	1,396,687	1,266,836	129,851	10.3
Non-same properties	144,386	74,859	69,527	92.9	521,994	270,391	251,603	93.1
Total revenues	659,852	547,759	112,093	20.5	1,918,681	1,537,227	381,454	24.8

Same properties	158,708	133,530	25,178	18.9	413,666	347,933	65,733	18.9
Non-same properties	42,481	32,465	10,016	30.9	165,135	99,905	65,230	65.3
Rental operations	201,189	165,995	35,194	21.2	578,801	447,838	130,963	29.2

Same properties	356,758	339,370	17,388	5.1	983,021	918,903	64,118	7.0
Non-same properties	101,905	42,394	59,511	140.4	356,859	170,486	186,373	109.3
Net operating income	$458,663	$381,764	$76,899	20.1%	$1,339,880	$1,089,389	$250,491	23.0%

Net operating income – same properties	$356,758	$339,370	$17,388	5.1%	$983,021	$918,903	$64,118	7.0%
Straight-line rent revenue	(11,726)	(26,373)	14,647	(55.5)	(49,851)	(60,316)	10,465	(17.4)
Amortization of acquired below-market leases	(10,200)	(10,249)	49	(0.5)	(20,765)	(20,698)	(67)	0.3
Net operating income – same properties (cash basis)	$334,832	$302,748	$32,084	10.6%	$912,405	$837,889	$74,516	8.9%

Refer to “Same property comparisons” in the “Definitions and reconciliations” of this Supplemental Information for a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	21

Leasing Activity
September 30, 2022
(Dollars per RSF)

	Three Months Ended		Nine Months Ended			Year Ended
	September 30, 2022		September 30, 2022			December 31, 2021
	Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	27.1%	22.6%	34.3%		24.2%	37.9%	22.6%
New rates	$59.41	$57.35	$57.61		$55.50	$59.00	$55.60
Expiring rates	$46.73	$46.79	$42.89		$44.68	$42.80	$45.36
RSF	1,094,821		3,045,980			4,614,040
Tenant improvements/leasing commissions	$43.34		$33.26			$41.05
Weighted-average lease term	5.1 years		4.9 years			6.3 years

Developed/redeveloped/previously vacant space leased(2)
New rates	$56.98	$51.55	$75.88		$67.05	$78.52	$69.42
RSF	567,248		3,359,285			4,902,261
Weighted-average lease term	11.7 years		12.7 years			11.2 years

Leasing activity summary (totals):
New rates	$58.58	$55.37	$67.20		$61.56	$69.05	$62.72
RSF	1,662,069		6,405,265	(3)		9,516,301
Weighted-average lease term	7.3 years		9.0 years			8.8 years

Lease expirations(1)
Expiring rates	$44.26	$46.56	$40.10		$40.93	$41.53	$43.70
RSF	1,436,203		4,525,413			5,747,192

Leasing activity includes 100% of results for each property in which we have an investment in North America.

(1)Excludes month-to-month leases aggregating 265,199 RSF and 110,180 RSF as of September 30, 2022 and December 31, 2021, respectively.
(2)Refer to “New Class A development and redevelopment properties: summary of pipeline” of this Supplemental Information for additional details on total project costs.
(3)During the nine months ended September 30, 2022, we granted tenant concessions/free rent averaging 2.5 months with respect to the 6,405,265 RSF leased. Approximately 61% of the leases executed during the nine months ended September 30, 2022 did not include concessions for free rent.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	22

Contractual Lease Expirations
September 30, 2022

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2022 (2)	635,234	1.7%	$37.69	1.2%
2023	2,992,991	7.8%	$42.71	6.6%
2024	4,268,120	11.1%	$45.19	10.0%
2025	3,533,031	9.2%	$47.96	8.8%
2026	2,466,984	6.4%	$52.09	6.7%
2027	2,606,791	6.8%	$53.57	7.3%
2028	3,872,553	10.1%	$51.17	10.3%
2029	2,089,306	5.4%	$56.52	6.1%
2030	2,601,174	6.8%	$56.65	7.7%
2031	3,072,548	8.0%	$52.66	8.4%
Thereafter	10,323,260	26.7%	$49.89	26.9%

Market	2022 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)	2023 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment(3)	Remaining Expiring Leases	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment(3)	Remaining Expiring Leases(4)	Total

Greater Boston	22,383	—	—	34,758	57,141	$62.22	49,191	148,923	323,110	430,936	952,160	$53.01
San Francisco Bay Area	5,500	15,023	250,000	41,772	312,295	45.20	19,377	—	—	351,472	370,849	56.67
New York City	—	—	—	100	100	N/A	—	—	—	88,272	88,272	N/A
San Diego	70,419	—	9,199	62,073	141,691	26.84	82,462	22,429	—	671,263	776,154	30.81
Seattle	—	—	—	22,783	22,783	29.46	7,566	7,413	18,680	328,645	362,304	24.54
Maryland	5,720	—	—	4,266	9,986	22.18	—	139,540	—	85,369	224,909	30.19
Research Triangle	—	—	—	10,827	10,827	N/A	81,956	—	—	115,601	197,557	31.00
Texas	—	—	—	—	—	N/A	—	—	—	—	—	N/A
Canada	—	36,425	—	36,337	72,762	N/A	—	13,321	—	—	13,321	29.99
Non-cluster/other markets	—	—	—	7,649	7,649	82.26	—	—	—	7,465	7,465	58.48
Total	104,022	51,448	259,199	220,565	635,234	$37.69	240,552	331,626	341,790	2,079,023	2,992,991	$42.71
Percentage of expiring leases	16%	8%	41%	35%	100%		8%	11%	11%	70%	100%

(1)Represents amounts in effect as of September 30, 2022.
(2)Excludes month-to-month leases aggregating 265,199 RSF as of September 30, 2022.
(3)Represents RSF targeted for future development or redevelopment upon expiration of existing in-place leases primarily related to recently acquired properties with an average contractual lease expiration date of November 12, 2022 and January 8, 2023 for 2022 and 2023, respectively, weighted by annual rental revenue. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)The largest remaining contractual expiration is 111,490 RSF in our Sorrento Mesa submarket.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	23

Top 20 Tenants
September 30, 2022
(Dollars in thousands, except average market cap amounts)

86% of Top 20 Annual Rental Revenue From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(1) (in billions)

							Moody’s	S&P
1	Bristol-Myers Squibb Company	4.5		961,883	$69,687	3.6%	A2	A+	$148.5
2	Moderna, Inc.	14.1		908,340	51,914	2.7	—	—	$75.9
3	Eli Lilly and Company	6.4		743,267	49,676	2.6	A2	A+	$268.8
4	Takeda Pharmaceutical Company Limited	7.3		549,760	37,399	1.9	Baa2	BBB+	$45.0
5	Illumina, Inc.	7.9		891,495	36,205	1.9	Baa3	BBB	$47.1
6	Sanofi	7.3		463,935	35,407	1.8	A1	AA	$125.6
7	2seventy bio, Inc.(2)	10.9		312,805	33,617	1.7	—	—	$0.5
8	Novartis AG	5.8		447,831	30,582	1.6	A1	AA-	$206.1
9	TIBCO Software, Inc.	4.4	(3)	292,013	28,537	1.5	—	—	$—
10	Uber Technologies, Inc.	60.0	(4)	1,009,188	27,689	1.4	—	—	$64.8
11	Roche	6.8		417,011	27,186	1.4	Aa2	AA	$309.9
12	Maxar Technologies	3.1	(3)	478,000	22,133	1.1	—	—	$2.1
13	Massachusetts Institute of Technology	6.3		257,626	21,438	1.1	Aaa	AAA	$—
14	Harvard University	2.3	(3)	286,580	20,086	1.0	Aaa	AAA	$—
15	Boston Children's Hospital	14.1		269,816	20,066	1.0	Aa2	AA	$—
16	United States Government	7.6		315,908	19,413	1.0	Aaa	AA+	$—
17	New York University	9.1		203,500	19,241	1.0	Aa2	AA-	$—
18	Merck & Co., Inc.	11.6		300,930	18,913	1.0	A1	A+	$212.7
19	Pfizer Inc.	2.8		416,996	17,742	0.9	A2	A+	$282.4
20	Apple, Inc.	2.6		604,382	17,512	0.9	Aaa	AA+	$2,581.6
	Total/weighted-average	9.7	(4)	10,131,266	$604,443	31.1%

(1)Based on aggregate annual rental revenue in effect as of September 30, 2022. Represents the percentage of our annual rental revenue generated by our top 20 tenants that are also investment-grade or publicly traded large cap tenants. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures and average market capitalization, respectively.
(2)Represents two leases in our Greater Boston and Seattle markets with in-place cash rents that are 5%–10% below current market. As of June 30, 2022, 2seventy bio, Inc. held $269.9 million of cash and cash equivalents.
(3)Includes leases at recently acquired properties with future development and redevelopment opportunities. The leases with these tenants were in place when we acquired the properties.
(4)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue from our unconsolidated real estate joint ventures. Refer to footnote 1 for additional details. Excluding the ground leases, the weighted-average remaining lease term for our top 20 tenants was 7.4 years as of September 30, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	24

Summary of Properties and Occupancy
September 30, 2022
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	11,068,440	1,625,048	1,256,930	13,950,418	30%	86	$694,386	36%	$66.49
San Francisco Bay Area	8,348,617	230,592	300,010	8,879,219	19	67	461,017	24	61.45
New York City	1,214,658	—	55,361	1,270,019	3	5	92,178	5	78.67
San Diego	8,022,378	219,621	—	8,241,999	18	102	320,365	16	41.96
Seattle	2,813,803	311,631	213,976	3,339,410	7	46	108,492	6	39.72
Maryland	3,434,218	282,000	116,391	3,832,609	8	50	111,300	6	34.24
Research Triangle	3,534,682	328,233	376,871	4,239,786	9	42	95,844	5	28.99
Texas	1,668,718	—	201,499	1,870,217	4	14	37,151	1	28.40
Canada	577,225	—	107,081	684,306	1	8	10,916	—	20.33
Non-cluster/other markets	382,960	—	—	382,960	1	11	14,981	1	52.18
North America	41,065,699	2,997,125	2,628,119	46,690,943	100%	431	$1,946,630	100%	$50.99
		5,625,244

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	9/30/22		6/30/22	9/30/21	9/30/22	6/30/22	9/30/21
Greater Boston	94.4%		95.0%	94.3%	84.7%	84.7%	86.7%
San Francisco Bay Area	96.2		95.8	94.5	92.8	92.6	94.0
New York City	96.5	(1)	97.3	98.3	92.3	92.2	90.2
San Diego	95.2	(2)	96.3	93.9	95.2	96.3	92.5
Seattle	97.1		97.2	96.2	90.2	90.4	89.2
Maryland	95.4	(3)	97.6	99.7	92.3	94.2	91.0
Research Triangle	93.5		93.5	94.1	84.5	84.5	85.4
Texas	78.4		78.4	N/A	69.9	69.9	N/A
Subtotal	94.5		95.1	95.0	88.9	89.3	90.1
Canada	93.0		76.8	82.8	78.5	76.8	82.8
Non-cluster/other markets	75.0		76.7	76.2	75.0	76.7	76.2
North America	94.3%	(4)	94.6%	94.4%	88.6%	89.0%	89.6%

(1)Decline in occupancy related to temporary vacancy of 23,603 RSF at 450 E. 29th Street. This space is partially leased with occupancy expected to commence in 1Q23.
(2)Decline in occupancy primarily related to temporary vacancy of 88,274 RSF at one property in our Sorrento Mesa submarket. This space is leased to a large cap tenant with occupancy expected to commence in 1H23.
(3)Decline in occupancy primarily related to temporary vacancy of 68,573 RSF at one property in our Beltsville submarket. This space is partially leased with occupancy expected to commence in 1Q23.
(4)Refer to “Occupancy” of this Supplemental Information for additional details on vacancy at recently acquired properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	25

Property Listing
September 30, 2022
(Dollars in thousands)

Mega Campuses Encompass 67% of Our Operating Property RSF(1)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Mega Campus: Alexandria Center® at Kendall Square	2,474,354	—	403,892	2,878,246	12	$191,118	98.7%	84.8%
50(2), 60(2), 75/125(2), 100(2), and 225(2) Binney Street, 161 and 215 First Street, 150 Second Street, 300 Third Street(2), 11 Hurley Street, One Rogers Street, and 100 Edwin H. Land Boulevard
Mega Campus: Alexandria Center® at One Kendall Square	903,777	462,100	—	1,365,877	12	83,080	97.0	97.0
One Kendall Square – Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000, 325 and 399 Binney Street, and One Hampshire Street
Mega Campus: Alexandria Technology Square®	1,185,190	—	—	1,185,190	7	115,777	99.1	99.1
100, 200, 300, 400, 500, 600, and 700 Technology Square
Mega Campus: The Arsenal on the Charles	815,908	248,018	56,757	1,120,683	13	46,852	95.1	88.9
311, 321, and 343 Arsenal Street, 300, 400, and 500 North Beacon Street, 1, 2, 3, and 4 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Mega Campus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street	533,327	—	—	533,327	5	24,273	97.6	97.6
99 Coolidge Avenue(2)	—	320,809	—	320,809	1	—	N/A	N/A
640 Memorial Drive	242,477	—	—	242,477	1	17,753	76.7	76.7
780 and 790 Memorial Drive	99,658	—	—	99,658	2	9,305	100.0	100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	832	100.0	100.0
Cambridge/Inner Suburbs	6,280,000	1,030,927	460,649	7,771,576	54	488,990	97.1	90.5
Fenway
Mega Campus: Alexandria Center® for Life Science – Fenway	1,189,489	248,126	—	1,437,615	2	83,776	92.5	92.5
401 Park Drive and 201 Brookline Avenue(2)
Seaport Innovation District
5 and 15(2) Necco Street	95,400	345,995	—	441,395	2	6,534	86.6	86.6
Mega Campus: 380 and 420 E Street	195,506	—	—	195,506	2	4,484	100.0	100.0
Seaport Innovation District	290,906	345,995	—	636,901	4	11,018	95.6	95.6
Route 128
Mega Campus: One Upland Road, 100 Tech Drive, and One Investors Way	706,988	—	—	706,988	4	29,059	100.0	100.0
19, 225, and 235 Presidential Way	585,022	—	—	585,022	3	13,628	99.9	99.9
Reservoir Woods	312,845	—	202,428	515,273	3	15,469	100.0	60.7
40, 50, and 60 Sylvan Road
275 Grove Street	509,702	—	—	509,702	3	15,696	66.1	66.1
225, 266, and 275 Second Avenue	329,005	—	—	329,005	3	18,522	100.0	100.0
840 Winter Street	28,230	—	139,984	168,214	1	1,239	100.0	16.8
100 Beaver Street	82,330	—	—	82,330	1	5,190	100.0	100.0
Route 128	2,554,122	—	342,412	2,896,534	18	98,803	93.2	82.2
Other	753,923	—	453,869	1,207,792	8	11,799	77.5	48.3
Greater Boston	11,068,440	1,625,048	1,256,930	13,950,418	86	$694,386	94.4%	84.7%

(1)Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.
(2)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	26

Property Listing (continued)
September 30, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Francisco Bay Area
Mission Bay
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay(1)	2,015,177	—	—	2,015,177	9	$98,016	100.0%	100.0%
1455(2), 1515(2), 1655, and 1725 Third Street, 409 and 499 Illinois Street, 1500 and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	2,015,177	—	—	2,015,177	9	98,016	100.0	100.0
South San Francisco
Mega Campus: Alexandria Technology Center® – Gateway(1)	1,114,890	230,592	300,010	1,645,492	12	57,157	88.7	69.9
600(2), 601, 611, 630(2), 650(2), 651, 681, 685, 701, 751, 901(2), and 951(2) Gateway Boulevard
Mega Campus: 213(1), 249, 259, 269, and 279 East Grand Avenue	919,704	—	—	919,704	5	48,951	100.0	100.0
Mega Campus: 1122 and 1150 El Camino Real	725,172	—	—	725,172	2	12,646	97.2	97.2
Alexandria Center® for Life Science – South San Francisco	504,551	—	—	504,551	3	36,872	100.0	100.0
201 Haskins Way and 400 and 450 East Jamie Court
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	10,680	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	4,829	100.0	100.0
South San Francisco	3,523,859	230,592	300,010	4,054,461	24	171,135	95.9	88.3
Greater Stanford
Mega Campus: Alexandria Center® for Life Science – San Carlos	739,192	—	—	739,192	9	49,418	96.3	96.3
825, 835, 960, and 1501-1599 Industrial Road
Alexandria Stanford Life Science District	703,742	—	—	703,742	9	64,601	100.0	100.0
3160, 3165, 3170, and 3181 Porter Drive and 3301, 3303, 3305, 3307, and 3330 Hillview Avenue
3825 and 3875 Fabian Way	478,000	—	—	478,000	2	22,133	100.0	100.0
3412, 3420, 3440, 3450, and 3460 Hillview Avenue	338,751	—	—	338,751	5	20,926	73.8	73.8
2100, 2200, 2300, and 2400 Geng Road	194,648	—	—	194,648	4	8,652	73.2	73.2
2475 and 2625/2627/2631 Hanover Street and 1450 Page Mill Road	194,503	—	—	194,503	3	18,011	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3350 West Bayshore Road	61,537	—	—	61,537	1	3,868	93.7	93.7
Greater Stanford	2,809,581	—	—	2,809,581	34	191,866	93.9	93.9
San Francisco Bay Area	8,348,617	230,592	300,010	8,879,219	67	461,017	96.2	92.8

New York City
New York City
Mega Campus: Alexandria Center® for Life Science – New York City	740,972	—	—	740,972	3	71,205	94.2	94.2
430 and 450 East 29th Street
219 East 42nd Street	349,947	—	—	349,947	1	14,006	100.0	100.0
Alexandria Center® for Life Science – Long Island City	123,739	—	55,361	179,100	1	6,967	100.0	69.1
30-02 48th Avenue
New York City	1,214,658	—	55,361	1,270,019	5	$92,178	96.5%	92.3%

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	27

Property Listing (continued)
September 30, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego
Torrey Pines
Mega Campus: One Alexandria Square and One Alexandria North	904,883	—	—	904,883	10	$52,652	98.7%	98.7%
3115 and 3215(1) Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10975 and 11119 North Torrey Pines Road, 10975, 10995, and 10996 Torreyana Road, and 3545 Cray Court
ARE Torrey Ridge	298,863	—	—	298,863	3	15,688	100.0	100.0
10578, 10618, and 10628 Science Center Drive
ARE Nautilus	213,900	—	—	213,900	4	11,220	88.1	88.1
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
Torrey Pines	1,417,646	—	—	1,417,646	17	79,560	97.4	97.4
University Town Center
Mega Campus: Alexandria Point(1)	1,662,342	—	—	1,662,342	11	76,080	98.8	98.8
9880(2), 10010(2), 10140(2), 10210, 10260, 10290, and 10300 Campus Point Drive and 4161, 4224, 4242, and 4275(2) Campus Point Court
Mega Campus: 5200 Illumina Way(1)	792,687	—	—	792,687	6	29,978	100.0	100.0
Mega Campus: University District	415,462	—	—	415,462	7	17,815	100.0	100.0
9625 Towne Centre Drive(1), 4755, 4757, and 4767 Nexus Center Drive, 4796 Executive Drive, 8505 Costa Verde Boulevard, and 4260 Nobel Drive
University Town Center	2,870,491	—	—	2,870,491	24	123,873	99.3	99.3
Sorrento Mesa
Mega Campus: SD Tech by Alexandria(1)	986,315	75,508	—	1,061,823	14	38,501	93.5	93.5
9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road, 5505 Morehouse Drive(2), and 10055, 10065, 10121(2), and 10151(2) Barnes Canyon Road
Mega Campus: Sequence District by Alexandria	805,223	—	—	805,223	7	26,128	89.0	89.0
6260, 6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Pacific Technology Park(1)	553,551	—	—	553,551	6	8,574	95.9	95.9
9389, 9393, 9401, 9444, 9455, and 9477 Waples Street
Summers Ridge Science Park(1)	316,531	—	—	316,531	4	11,077	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
Scripps Science Park by Alexandria	99,970	144,113	—	244,083	3	2,498	100.0	100.0
10102 Hoyt Park Drive and 10256 and 10260 Meanley Drive
ARE Portola	101,857	—	—	101,857	3	3,603	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
5810/5820 Nancy Ridge Drive	83,354	—	—	83,354	1	3,853	100.0	100.0
9877 Waples Street	63,774	—	—	63,774	1	2,374	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	1,772	100.0	100.0
Sorrento Mesa	3,044,417	219,621	—	3,264,038	40	$98,380	94.2%	94.2%

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	28

Property Listing (continued)
September 30, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego (continued)
Sorrento Valley
3911, 3931, 3985, 4025, and 4045 Sorrento Valley Boulevard	131,698	—	—	131,698	5	$4,621	75.7%	75.7%
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	119,513	—	—	119,513	6	3,853	95.0	95.0
Sorrento Valley	251,211	—	—	251,211	11	8,474	84.9	84.9
Other	438,613	—	—	438,613	10	10,078	73.6	73.6
San Diego	8,022,378	219,621	—	8,241,999	102	320,365	95.2	95.2

Seattle
Lake Union
Mega Campus: The Eastlake Life Science Campus by Alexandria	937,290	311,631	—	1,248,921	9	56,277	99.0	99.0
1150, 1165, 1201(1), 1208(1), 1551, and 1616 Eastlake Avenue East, 188 and 199(1) East Blaine Street, and 1600 Fairview Avenue East
Mega Campus: Alexandria Center® for Life Science – South Lake Union
400(1) and 601 Dexter Avenue North	308,791	—	—	308,791	2	15,434	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,858	100.0	100.0
Lake Union	1,276,786	311,631	—	1,588,417	12	73,569	99.2	99.2
SoDo
830 4th Avenue South	42,380	—	—	42,380	1	1,678	70.5	70.5
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	3,147	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,849	—	—	36,849	2	1,609	100.0	100.0
Elliott Bay	84,595	—	—	84,595	3	4,756	100.0	100.0
Bothell
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park	1,060,958	—	—	1,060,958	22	22,770	95.9	95.9
22121 and 22125 17th Avenue Southeast, 22021, 22025, 22026, 22030, 22118, and 22122 20th Avenue Southeast, 22333, 22422, 22515, 22522, 22722, and 22745 29th Drive Southeast, 21540, 22213, and 22309 30th Drive Southeast, and 1629, 1631, 1725, 1916, and 1930 220th Street Southeast
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	246,647	—	213,976	460,623	6	4,653	97.3	52.1
3301, 3303, 3305, 3307, 3555, and 3755 Monte Villa Parkway
Bothell	1,307,605	—	213,976	1,521,581	28	27,423	96.2	82.7
Other	102,437	—	—	102,437	2	1,066	90.0	90.0
Seattle	2,813,803	311,631	213,976	3,339,410	46	$108,492	97.1%	90.2%

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	29

Property Listing (continued)
September 30, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Maryland
Rockville
Mega Campus: Alexandria Center® for Life Science – Shady Grove	1,072,891	282,000	78,533	1,433,424	19	$46,044	98.3%	91.6%
9601, 9603, 9605, 9704, 9708, 9712, 9714, 9800, 9804, 9808, 9900, and 9950 Medical Center Drive, 14920 and 15010 Broschart Road, 9920 Belward Campus Drive, and 9810 Darnestown Road
1330 Piccard Drive	131,511	—	—	131,511	1	4,026	100.0	100.0
1405 and 1450(1) Research Boulevard	114,849	—	—	114,849	2	2,631	62.8	62.8
1500 and 1550 East Gude Drive	91,359	—	—	91,359	2	1,844	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,992	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,788	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,530	100.0	100.0
Rockville	1,575,167	282,000	78,533	1,935,700	27	60,855	96.2	91.6
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	613,438	—	—	613,438	9	17,424	98.6	98.6
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	486,324	—	—	486,324	7	17,657	97.0	97.0
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
20400 Century Boulevard	42,692	—	37,858	80,550	1	1,707	100.0	53.0
401 Professional Drive	63,154	—	—	63,154	1	1,863	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,004	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,283,558	—	37,858	1,321,416	20	40,862	98.2	95.4
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,887	100.0	100.0
101 West Dickman Street(1)	135,423	—	—	135,423	1	569	46.0	46.0
Beltsville	327,307	—	—	327,307	2	3,456	77.7	77.7
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	6,127	100.0	100.0
Maryland	3,434,218	282,000	116,391	3,832,609	50	$111,300	95.4%	92.3%

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	30

Property Listing (continued)
September 30, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Research Triangle
Research Triangle
Mega Campus: Alexandria Center® for Life Science – Durham	1,880,185	—	376,871	2,257,056	16	$37,784	93.2%	77.6%
6, 8, 10, 12, 14, 40, 41, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Alexandria Way, 2400 Ellis Road, and 14 TW Alexander Drive
Mega Campus: Alexandria Center® for Advanced Technologies	350,267	180,000	—	530,267	5	14,377	89.7	89.7
4, 6, 8, 10, and 12 Davis Drive
Alexandria Center® for AgTech	280,584	60,195	—	340,779	2	13,036	95.3	95.3
5 and 9 Laboratory Drive
104 and 108/110/112/114 TW Alexander Drive	227,902	—	—	227,902	5	7,375	94.3	94.3
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	4,510	94.1	94.1
100, 800, and 801 Capitola Drive
6040 George Watts Hill Drive	61,547	88,038	—	149,585	2	2,148	100.0	100.0
Alexandria Innovation Center® – Research Triangle	136,729	—	—	136,729	3	3,919	94.4	94.4
7010, 7020, and 7030 Kit Creek Road
7 Triangle Drive	104,531	—	—	104,531	1	4,422	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,072	74.3	74.3
5 Triangle Drive	32,120	—	—	32,120	1	1,147	100.0	100.0
6101 Quadrangle Drive	31,600	—	—	31,600	1	759	100.0	100.0
Research Triangle	3,534,682	328,233	376,871	4,239,786	42	95,844	93.5	84.5

Texas
Austin
Mega Campus: Intersection Campus	1,525,613	—	—	1,525,613	12	37,151	85.7	85.7
Greater Houston
8800 Technology Forest Place	—	—	201,499	201,499	1	—	N/A	—
Other	143,105	—	—	143,105	1	—	—	—
Greater Houston	143,105	—	201,499	344,604	2	—	—	—
Texas	1,668,718	—	201,499	1,870,217	14	37,151	78.4	69.9

Canada	577,225	—	107,081	684,306	8	10,916	93.0	78.5

Non-cluster/other markets	382,960	—	—	382,960	11	14,981	75.0	75.0

Total – North America	41,065,699	2,997,125	2,628,119	46,690,943	431	$1,946,630	94.3%	88.6%

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	31

Investments in Real Estate
September 30, 2022

Demand for our value-creation development and redevelopment projects consisting of high-quality office/laboratory space, and for our continued operational excellence at our world-class and sophisticated laboratory facilities, has translated into sustained, strong leasing activity.

Projected Incremental Net Operating Income Primarily Commencing From 4Q22 Through 3Q25
$645 Million

7.6 million RSF(1)

78% Leased

As of September 30, 2022.

(1)Represents projects under construction aggregating 5.6 million RSF and seven near term projects, aggregating 2.0 million RSF, expected to commence construction during the next five quarters.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	32

Investments in Real Estate
September 30, 2022
(Dollars in thousands)

		Development and Redevelopment
	Operating	Under Construction	Near Term		Intermediate Term	Future	Subtotal	Total
Investments in real estate
Gross book value as of September 30, 2022(1)	$24,552,318	$3,886,783	$1,766,604		$688,971	$2,010,240	$8,352,598	$32,904,916

Square footage
Operating	41,065,699	—	—		—	—	—	41,065,699
New Class A development and redevelopment properties	—	5,625,244	7,158,947	(2)	3,825,041	21,296,252	37,905,484	37,905,484
Value-creation square feet currently included in rental properties(3)	—	—	(1,049,483)		(9,199)	(3,461,583)	(4,520,265)	(4,520,265)
Total square footage	41,065,699	5,625,244	6,109,464		3,815,842	17,834,669	33,385,219	74,450,918

(1)Balances exclude accumulated depreciation and our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheets. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for reconciliation detail of investments in real estate.
(2)Includes 2.0 million RSF currently 88% leased and expected to commence construction in the next five quarters. Refer to “New Class A development and redevelopment properties: current projects” for additional details.
(3)Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	33

New Class A Development and Redevelopment Properties: Recent Deliveries
September 30, 2022

The Arsenal on the Charles	201 Brookline Avenue	201 Haskins Way	825 and 835 Industrial Road
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Fenway	San Francisco Bay Area/ South San Francisco	San Francisco Bay Area/ Greater Stanford
330,921 RSF	261,990 RSF	323,190 RSF	526,129 RSF
100% Occupancy	100% Occupancy	100% Occupancy	100% Occupancy

Industrial Rd
Commercial St
ALEXANDRIA CENTER
FOR LIFE SCIENCE

3160 Porter Drive	30-02 48th Avenue	3115 Merryfield Row	10055 Barnes Canyon Road
San Francisco Bay Area/ Greater Stanford	New York City/New York City	San Diego/Torrey Pines	San Diego/Sorrento Mesa
92,300 RSF	81,826 RSF	146,456 RSF	119,927 RSF
83% Occupancy	100% Occupancy	93% Occupancy	100% Occupancy

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	34

New Class A Development and Redevelopment Properties: Recent Deliveries (continued)
September 30, 2022

5505 Morehouse Drive	9601 and 9603 Medical Center Drive	9950 Medical Center Drive	20400 Century Boulevard
San Diego/Sorrento Mesa	Maryland/Rockville	Maryland/Rockville	Maryland/Gaithersburg
79,945 RSF	17,378 RSF	84,264 RSF	42,692 RSF
100% Occupancy	100% Occupancy	100% Occupancy	100% Occupancy

2400 Ellis Road, 40 and 41 Moore Drive, and 14 TW Alexander Drive(1)	5 and 9 Laboratory Drive(2)	8 and 10 Davis Drive(3)
Research Triangle/Research Triangle	Research Triangle/Research Triangle	Research Triangle/Research Triangle
326,445 RSF	280,205 RSF	250,000 RSF
100% Occupancy	100% Occupancy	94% Occupancy

(1)Image represents 2400 Ellis Road in our Alexandria Center® for Life Science – Durham mega campus.
(2)Image represents 9 Laboratory Drive in our Alexandria Center® for AgTech campus.
(3)Image represents 10 Davis Drive in our Alexandria Center® for Advanced Technologies mega campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	35

New Class A Development and Redevelopment Properties: Recent Deliveries (continued)

September 30, 2022
(Dollars in thousands)

Deliveries in 3Q22 commenced $30 million in net operating income

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service					Occupancy Percentage(2)	Total Project		Unlevered Yields
	3Q22 Delivery Date(1)		Prior to 1/1/22	1Q22	2Q22	3Q22	Total				Initial Stabilized	Initial Stabilized (Cash Basis)
									RSF	Investment
Development projects
201 Brookline Avenue/Greater Boston/Fenway	9/2/22	98.8%	—	—	—	261,990	261,990	100%	510,116	$734,000	7.2%	6.2%
201 Haskins Way/San Francisco Bay Area/ South San Francisco	N/A	100%	270,879	52,311	—	—	323,190	100%	323,190	367,000	6.3	6.0
825 and 835 Industrial Road/San Francisco Bay Area/Greater Stanford	N/A	100%	476,211	49,918	—	—	526,129	100%	526,129	631,000	6.7	6.5
3115 Merryfield Row/San Diego/Torrey Pines	N/A	100%	—	146,456	—	—	146,456	93%	146,456	150,000	6.3	6.2
10055 Barnes Canyon Road/San Diego/ Sorrento Mesa	8/11/22	50%	—	—	110,454	9,473	119,927	100%	195,435	181,000	7.2	6.6
9950 Medical Center Drive/Maryland/Rockville	N/A	100%	—	84,264	—	—	84,264	100%	84,264	57,000	8.9	7.8
5 and 9 Laboratory Drive/Research Triangle/Research Triangle	7/6/22	100%	267,509	11,211	—	1,485	280,205	100%	340,400	216,000	7.2	7.1
8 and 10 Davis Drive/Research Triangle/ Research Triangle	N/A	100%	65,247	44,980	139,773	—	250,000	94%	250,000	159,000	7.6	7.3

Redevelopment projects
The Arsenal on the Charles/Greater Boston/Cambridge/Inner Suburbs	9/13/22	100%	137,111	99,796	50,663	43,351	330,921	100%	872,665	831,000	6.3	5.5
3160 Porter Drive/San Francisco Bay Area/Greater Stanford	N/A	100%	57,696	34,604	—	—	92,300	83%	92,300	117,000	4.6	4.6
30-02 48th Avenue/New York City/New York City	8/5/22	100%	41,848	11,092	18,689	10,197	81,826	100%	179,100	224,000	5.8	5.8
5505 Morehouse Drive/San Diego/Sorrento Mesa	N/A	100%	28,324	—	51,621	—	79,945	100%	79,945	68,000	7.1	7.2
9601 and 9603 Medical Center Drive/Maryland/Rockville	N/A	100%	17,378	—	—	—	17,378	100%	95,911	54,000	8.4	7.1
20400 Century Boulevard/Maryland/Gaithersburg	9/1/22	100%	—	32,033	4,194	6,465	42,692	100%	80,550	35,000	8.5	8.6
2400 Ellis Road, 40 and 41 Moore Drive, and 14 TW Alexander Drive/Research Triangle/Research Triangle	N/A	100%	326,445	—	—	—	326,445	100%	703,316	337,000	7.5	6.7
Total	9/1/22		1,688,648	566,665	375,394	332,961	2,963,668		4,479,777	$4,161,000	6.8%	6.2%

Refer to “New Class A development and redevelopment properties: current projects” of this Supplemental Information for details on the RSF in service and under construction, if applicable.

(1)Represents the average delivery date for deliveries that occurred during the current quarter, weighted by annual rental revenue.
(2)Relates to total operating RSF placed in service as of the most recent delivery.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	36

New Class A Development and Redevelopment Properties: Current Projects
September 30, 2022

325 Binney Street	One Rogers Street	99 Coolidge Avenue	500 North Beacon Street and 4 Kingsbury Avenue(1)	The Arsenal on the Charles
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs
462,100 RSF	403,892 RSF	320,809 RSF	248,018 RSF	56,757 RSF
100% Leased	100% Leased	36% Leased/Negotiating	85% Leased/Negotiating	96% Leased/Negotiating

201 Brookline Avenue	15 Necco Street	40, 50, and 60 Sylvan Road(2)	840 Winter Street	651 Gateway Boulevard
Greater Boston/Fenway	Greater Boston/ Seaport Innovation District	Greater Boston/Route 128	Greater Boston/Route 128	San Francisco Bay Area/ South San Francisco
248,126 RSF	345,995 RSF	202,428 RSF	139,984 RSF	300,010 RSF
97% Leased/Negotiating	97% Leased/Negotiating	61% Leased/Negotiating	100% Leased	7% Leased/Negotiating

(1)Image represents 500 North Beacon Street in our The Arsenal on the Charles mega campus.
(2)Image represents 50 Sylvan Road in our Reservoir Woods campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	37

New Class A Development and Redevelopment Properties: Current Projects (continued)
September 30, 2022

751 Gateway Boulevard	30-02 48th Avenue	10055 Barnes Canyon Road	1150 Eastlake Avenue East	9810 Darnestown Road
San Francisco Bay Area/ South San Francisco	New York City/New York City	San Diego/Sorrento Mesa	Seattle/Lake Union	Maryland/Rockville
230,592 RSF	55,361 RSF	75,508 RSF	311,631 RSF	192,000 RSF
100% Leased	80% Leased/Negotiating	100% Leased	89% Leased/Negotiating	100% Leased

9808 Medical Center Drive	9601 and 9603 Medical Center Drive	2400 Ellis Road, 40 and 41 Moore Drive, and 14 TW Alexander Drive(1)	4 Davis Drive	6040 George Watts Hill Drive, Phase II
Maryland/Rockville	Maryland/Rockville	Research Triangle/Research Triangle	Research Triangle/Research Triangle	Research Triangle/Research Triangle
90,000 RSF	78,533 RSF	376,871 RSF	180,000 RSF	88,038 RSF
38% Leased/Negotiating	100% Leased	86% Leased/Negotiating	—% Leased/Negotiating	100% Leased

(1)Image represents 14 TW Alexander Drive in our Alexandria Center® for Life Science – Durham mega campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	38

New Class A Development and Redevelopment Properties: Current Projects (continued)
September 30, 2022

Market Property/Submarket		Square Footage			Percentage			Occupancy(1)
	Dev/Redev	In Service	CIP	Total	Leased	Leased/Negotiating		Initial	Stabilized
Under construction
Greater Boston
325 Binney Street/Cambridge/Inner Suburbs	Dev	—	462,100	462,100	100%	100%		2023	2024
One Rogers Street/Cambridge/Inner Suburbs	Redev	4,367	403,892	408,259	100	100		2023	2023
99 Coolidge Avenue/Cambridge/Inner Suburbs	Dev	—	320,809	320,809	36	36		2024	2025
500 North Beacon Street and 4 Kingsbury Avenue/Cambridge/Inner Suburbs	Dev	—	248,018	248,018	85	85		2024	2025
The Arsenal on the Charles/Cambridge/Inner Suburbs	Redev	815,908	56,757	872,665	96	96		3Q21	2022
201 Brookline Avenue/Fenway	Dev	261,990	248,126	510,116	96	97		3Q22	2023
15 Necco Street/Seaport Innovation District	Dev	—	345,995	345,995	97	97		2024	2024
40, 50, and 60 Sylvan Road/Route 128	Redev	312,845	202,428	515,273	61	61		2023	2024
840 Winter Street/Route 128	Redev	28,230	139,984	168,214	100	100		2024	2024
Other	Redev	—	453,869	453,869	—	—	(2)	2023	2025
San Francisco Bay Area
651 Gateway Boulevard/South San Francisco	Redev	—	300,010	300,010	—	7	(2)	2023	2025
751 Gateway Boulevard/South San Francisco	Dev	—	230,592	230,592	100	100		2023	2023
New York City
30-02 48th Avenue/New York City	Redev	123,739	55,361	179,100	72	80		4Q20	2022
San Diego
10055 Barnes Canyon Road/Sorrento Mesa	Dev	119,927	75,508	195,435	100	100		2Q22	2022
10102 Hoyt Park Drive/Sorrento Mesa	Dev	—	144,113	144,113	100	100		2023	2023
Seattle
1150 Eastlake Avenue East/Lake Union	Dev	—	311,631	311,631	89	89		2023	2024
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	Redev	246,647	213,976	460,623	70	70		2022	2023
Maryland
9810 Darnestown Road/Rockville	Dev	—	192,000	192,000	100	100		2024	2024
9808 Medical Center Drive/Rockville	Dev	—	90,000	90,000	29	38		2023	2024
9601 and 9603 Medical Center Drive/Rockville	Redev	17,378	78,533	95,911	100	100		4Q21	2023
20400 Century Boulevard/Gaithersburg	Redev	42,692	37,858	80,550	100	100		1Q22	2023
Research Triangle
2400 Ellis Road, 40 and 41 Moore Drive, and 14 TW Alexander Drive/ Research Triangle	Redev	326,445	376,871	703,316	86	86		2Q21	2024
4 Davis Drive/Research Triangle	Dev	—	180,000	180,000	—	—	(2)	2023	2024
6040 George Watts Hill Drive, Phase II/Research Triangle	Dev	—	88,038	88,038	100	100		2024	2024
5 and 9 Laboratory Drive/Research Triangle	Redev/Dev	280,205	60,195	340,400	96	96		3Q21	2022
Texas
8800 Technology Forest Place/Greater Houston	Redev	—	201,499	201,499	23	23		2023	2024
Canada
Canada	Redev	22,992	107,081	130,073	62	80		2023	2024
		2,603,365	5,625,244	8,228,609	75%	76%
(1)Initial occupancy dates are subject to leasing and/or market conditions. Multi-tenant projects may have occupancy by tenants over a period of time. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.
(2)This project is focused on demand from our existing tenants in our adjacent properties/campuses and will also address demand from other non-Alexandria properties/campuses.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	39

New Class A Development and Redevelopment Properties: Current Projects (continued)
September 30, 2022

Market Property/Submarket		Square Footage			Percentage
	Dev/Redev	In Service	CIP	Total	Leased	Leased/Negotiating
Near-term projects expected to commence construction in the next five quarters
San Francisco Bay Area
230 Harriet Tubman Way/South San Francisco	Dev	—	285,346	285,346	100%	100%
San Diego
11255 and 11355 North Torrey Pines Road/Torrey Pines	Dev	—	309,094	309,094	100	100
10931 and 10933 North Torrey Pines Road/Torrey Pines	Dev	—	299,158	299,158	100	100
Alexandria Point, Phase II/University Town Center	Dev	—	426,927	426,927	100	100
Alexandria Point, Phase I/University Town Center	Dev	—	171,102	171,102	100	100
Seattle
701 Dexter Avenue North/Lake Union	Dev	—	226,586	226,586	—	—
Maryland
9820 Darnestown Road/Rockville	Dev	—	250,000	250,000	100	100
		—	1,968,213	1,968,213	88	88
		2,603,365	7,593,457	10,196,822	78%	78%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	40

New Class A Development and Redevelopment Properties: Current Projects (continued)

September 30, 2022
(Dollars in thousands)

	Our Ownership Interest							Unlevered Yields
Market Property/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
Greater Boston
325 Binney Street/Cambridge/Inner Suburbs	100%	$—	$416,678	$474,322		$891,000		8.5%	7.2%
One Rogers Street/Cambridge/Inner Suburbs	100%	10,807	970,641	224,552		1,206,000		5.2%	4.2%
99 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%	—	130,778	TBD
500 North Beacon Street and 4 Kingsbury Avenue/Cambridge/Inner Suburbs	100%	—	121,622	305,378		427,000		6.2%	5.5%
The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	727,877	71,317	31,806		831,000		6.3%	5.5%
201 Brookline Avenue/Fenway	98.8%	344,002	311,818	78,180		734,000		7.2%	6.2%
15 Necco Street/Seaport Innovation District	90.0%	—	311,635	255,365		567,000		6.7%	5.5%
40, 50, and 60 Sylvan Road/Route 128	100%	173,674	131,476	TBD
840 Winter Street/Route 128	100%	13,635	91,069	103,296		208,000		7.5%	6.5%
Other	100%	—	126,915	TBD
San Francisco Bay Area
651 Gateway Boulevard/South San Francisco	50.0%	—	161,745	TBD
751 Gateway Boulevard/South San Francisco	51.0%	—	162,756	127,244		290,000		6.5%	6.3%
New York City
30-02 48th Avenue/New York City	100%	141,343	68,355	14,302		224,000		5.8%	5.8%
San Diego
10055 Barnes Canyon Road/Sorrento Mesa	50.0%	77,618	43,792	59,590		181,000		7.2%	6.6%
10102 Hoyt Park Drive/Sorrento Mesa	100%	—	93,025	20,975		114,000		7.4%	6.5%
Seattle
1150 Eastlake Avenue East/Lake Union	100%	—	176,527	228,473		405,000		6.4%	6.2%
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	100%	57,311	88,289	TBD
Maryland
9810 Darnestown Road/Rockville	100%	—	60,992	72,008		133,000		6.9%	6.2%
9808 Medical Center Drive/Rockville	100%	—	37,666	TBD
9601 and 9603 Medical Center Drive/Rockville	100%	6,464	37,787	9,749		54,000		8.4%	7.1%
20400 Century Boulevard/Gaithersburg	100%	18,552	7,109	9,339		35,000		8.5%	8.6%
Research Triangle
2400 Ellis Road, 40 and 41 Moore Drive, and 14 TW Alexander Drive/Research Triangle	100%	93,734	110,303	132,963		337,000		7.5%	6.7%
4 Davis Drive/Research Triangle	100%	—	32,604	TBD
6040 George Watts Hill Drive, Phase II/Research Triangle	100%	—	11,363	52,637		64,000		8.0%	7.0%
5 and 9 Laboratory Drive/Research Triangle	100%	164,926	42,429	8,645		216,000		7.2%	7.1%
Texas
8800 Technology Forest Place/Greater Houston	100%	—	53,708	TBD
Canada
Canada	100%	3,079	14,384	TBD

		$1,833,022	$3,886,783	$3,800,000	(1)	$9,520,000	(1)
(1)Amounts rounded to the nearest $10 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	41

New Class A Development and Redevelopment Properties: Summary of Pipeline
September 30, 2022
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term	Future	Total(1)

Greater Boston
Mega Campus: Alexandria Center® at One Kendall Square/Cambridge/ Inner Suburbs	100%	$416,678	462,100	—	—	—	462,100
325 Binney Street
Mega Campus: Alexandria Center® at Kendall Square/Cambridge/ Inner Suburbs	100%	970,641	403,892	104,500	—	—	508,392
One Rogers Street and 100 Edwin H. Land Boulevard
99 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%	130,778	320,809	—	—	—	320,809
Mega Campus: The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	203,812	304,775	—	—	34,157	338,932
311 Arsenal Street, 400 and 500 North Beacon Street, 100 Talcott Avenue, and 4 Kingsbury Avenue
Mega Campus: Alexandria Center® for Life Science – Fenway/Fenway	(2)	604,733	248,126	507,997	—	—	756,123
201 Brookline Avenue and 421 Park Drive
15 Necco Street/Seaport Innovation District	90.0%	311,635	345,995	—	—	—	345,995
Reservoir Woods/Route 128	100%	181,412	202,428	312,845	—	440,000	955,273
40, 50, and 60 Sylvan Road
840 Winter Street/Route 128	100%	91,069	139,984	28,230	—	—	168,214
275 Grove Street/Route 128	100%	—	—	160,251	—	—	160,251
10 Necco Street/Seaport Innovation District	100%	97,498	—	—	175,000	—	175,000
215 Presidential Way/Route 128	100%	6,808	—	—	112,000	—	112,000
Mega Campus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street/Cambridge/Inner Suburbs	100%	75,126	—	—	—	902,000	902,000
446, 458, and 550 Arsenal Street
Mega Campus: Alexandria Technology Square®/Cambridge/Inner Suburbs	100%	7,881	—	—	—	100,000	100,000
Mega Campus: 380 and 420 E Street/Seaport Innovation District	100%	124,644	—	—	—	1,000,000	1,000,000
99 A Street/Seaport Innovation District	100%	49,334	—	—	—	235,000	235,000
Mega Campus: One Upland Road, 100 Tech Drive, and One Investors Way/Route 128	100%	24,366	—	—	—	1,100,000	1,100,000
Other value-creation projects	100%	216,392	453,869	260,992	—	466,504	1,181,365
		$3,512,807	2,881,978	1,374,815	287,000	4,277,661	8,821,454

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 98.8% ownership interest in 201 Brookline Avenue aggregating 248,126 RSF, which is currently under construction, and a 100% ownership interest in the near-term development project at 421 Park Drive aggregating 507,997 SF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	42

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2022
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term		Future	Total(1)

San Francisco Bay Area
Mega Campus: Alexandria Technology Center® – Gateway/ South San Francisco	(2)	$347,759	530,602	—	—		291,000	821,602
651 and 751 Gateway Boulevard
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay/Mission Bay	65.5%	102,515	—	191,000	—		—	191,000
1450 Owens Street
Alexandria Center® for Life Science – Millbrae/South San Francisco	44.3%	221,441	—	633,747	—		—	633,747
230 Harriet Tubman Way, 201 and 231 Adrian Road, and 6 and 30 Rollins Road
3825 and 3875 Fabian Way/Greater Stanford	100%	—	—	250,000	—		228,000	478,000
Mega Campus: Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%	386,999	—	105,000	700,000		692,830	1,497,830
960 Industrial Road, 987 and 1075 Commercial Street, and 888 Bransten Road
901 California Avenue/Greater Stanford	100%	8,432	—	56,924	—		—	56,924
Mega Campus: 88 Bluxome Street/SoMa	100%	335,963	—	1,070,925	—		—	1,070,925
Mega Campus: 1122, 1150, and 1178 El Camino Real/South San Francisco	100%	342,139	—	—	—		1,930,000	1,930,000
Mega Campus: 211(3), 213(3), 249, 259, 269, and 279 East Grand Avenue/ South San Francisco	100%	6,655	—	—	—		90,000	90,000
211 East Grand Avenue
Other value-creation projects	100%	—	—	—	—		25,000	25,000
		1,751,903	530,602	2,307,596	700,000		3,256,830	6,795,028
New York City
Alexandria Center® for Life Science – Long Island City/New York City	100%	100,589	55,361	135,938	—		—	191,299
30-02 48th Avenue and 47-50 30th Street
Mega Campus: Alexandria Center® for Life Science – New York City/ New York City	100%	124,489	—	—	550,000	(4)	—	550,000
219 East 42nd Street/New York City	100%	—	—	—	—		579,947	579,947
		$225,078	55,361	135,938	550,000		579,947	1,321,246

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We own a 50.0% ownership interest in 651 Gateway Boulevard aggregating 300,010 RSF and a 51.0% ownership interest in 751 Gateway Boulevard aggregating 230,592 RSF.
(3)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(4)Pursuant to an option agreement, we are currently negotiating a long-term ground lease with the City of New York for the future site of a new building of approximately 550,000 SF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	43

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2022
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term	Future	Total(1)

San Diego
Scripps Science Park by Alexandria/Sorrento Mesa	100%	$160,958	144,113	105,000	175,041	164,000	588,154
10102 Hoyt Park Drive, 10048 and 12019 Meanley Drive, and 10277 Scripps Ranch Boulevard
Mega Campus: SD Tech by Alexandria/Sorrento Mesa	50.0%	159,464	75,508	190,074	160,000	333,845	759,427
9805 Scranton Road and 10055 and 10075 Barnes Canyon Road
Mega Campus: One Alexandria Square/Torrey Pines	100%	235,561	—	608,252	—	125,280	733,532
10931, 10933, 11255, and 11355 North Torrey Pines Road and 10975 and 10995 Torreyana Road
Mega Campus: Alexandria Point/University Town Center	55.0%	251,801	—	598,029	—	1,074,445	1,672,474
10010(2), 10140(2), and 10260 Campus Point Drive and 4110, 4150, 4161, and 4275(2) Campus Point Court
Mega Campus: Sequence District by Alexandria/Sorrento Mesa	100%	42,443	—	200,000	509,000	1,089,915	1,798,915
6260, 6290, 6310, 6340, 6350, and 6450 Sequence Drive
Mega Campus: University District/University Town Center	100%	140,659	—	—	937,000	—	937,000
9363, 9373, and 9393 Towne Centre Drive, 8410-8750 Genesee Avenue, and 4282 Esplanade Court
9444 Waples Street/Sorrento Mesa	50.0%	21,632	—	—	149,000	—	149,000
Mega Campus: 5200 Illumina Way/University Town Center	51.0%	15,526	—	—	—	451,832	451,832
4025, 4031, 4045, and 4075 Sorrento Valley Boulevard/Sorrento Valley	100%	20,668	—	—	—	247,000	247,000
Other value-creation projects	100%	74,616	—	—	—	539,235	539,235
		1,123,328	219,621	1,701,355	1,930,041	4,025,552	7,876,569
Seattle
Mega Campus: The Eastlake Life Science Campus by Alexandria/ Lake Union	100%	176,527	311,631	—	—	—	311,631
1150 Eastlake Avenue East
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	100%	88,289	213,976	50,552	—	—	264,528
3301, 3555, and 3755 Monte Villa Parkway
Mega Campus: Alexandria Center® for Life Science – South Lake Union/ Lake Union	(3)	355,603	—	1,095,586	—	188,400	1,283,986
601 and 701 Dexter Avenue North and 800 Mercer Street
830 and 1010 4th Avenue South/SoDo	100%	$53,301	—	—	—	597,313	597,313

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 100% ownership interest in this property.
(3)We have a 100% ownership interest in 601 and 701 Dexter Avenue North aggregating 414,986 SF and a 60% ownership interest in the near-term development project at 800 Mercer Street aggregating 869,000 SF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	44

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2022
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term	Future	Total(1)

Seattle (continued)
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park/Bothell	100%	$13,804	—	—	—	230,000	230,000
21660 20th Avenue Southeast
Other value-creation projects	100%	81,696	—	—	—	691,000	691,000
		769,220	525,607	1,146,138	—	1,706,713	3,378,458
Maryland
Mega Campus: Alexandria Center® for Life Science – Shady Grove/Rockville	100%	174,064	360,533	250,000	258,000	38,000	906,533
9601, 9603, and 9808 Medical Center Drive and 9810, 9820, and 9830 Darnestown Road
20400 Century Boulevard/Gaithersburg	100%	7,109	37,858	—	—	—	37,858
		181,173	398,391	250,000	258,000	38,000	944,391
Research Triangle
Mega Campus: Alexandria Center® for Life Science – Durham/ Research Triangle	100%	258,450	376,871	—	—	2,060,000	2,436,871
40 and 41 Moore Drive and 14 TW Alexander Drive
Mega Campus: Alexandria Center® for Advanced Technologies/ Research Triangle	100%	67,910	180,000	—	—	990,000	1,170,000
4 and 12 Davis Drive
6040 George Watts Hill Drive, Phase II/Research Triangle	100%	11,363	88,038	—	—	—	88,038
Alexandria Center® for AgTech/Research Triangle	100%	42,429	60,195	—	—	—	60,195
9 Laboratory Drive
Mega Campus: Alexandria Center® for NextGen Medicines/ Research Triangle	100%	99,335	—	100,000	100,000	855,000	1,055,000
3029 East Cornwallis Road
120 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive/Research Triangle	100%	50,593	—	—	—	750,000	750,000
Other value-creation projects	100%	4,185	—	—	—	76,262	76,262
		$534,265	705,104	100,000	100,000	4,731,262	5,636,366
Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	45

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2022
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Under Construction	Near Term	Intermediate Term	Future	Total(1)

Texas
8800 Technology Forest Place/Greater Houston	100%	$61,425		201,499	—	—	116,287	317,786
Other value-creation projects	100%	140,754		—	143,105	—	2,090,000	2,233,105
		202,179		201,499	143,105	—	2,206,287	2,550,891
Canada	100%	14,384		107,081	—	—	124,000	231,081
Other value-creation projects	100%	38,261		—	—	—	350,000	350,000
Total pipeline as of September 30, 2022		$8,352,598	(2)	5,625,244	7,158,947	3,825,041	21,296,252	37,905,484

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Total square footage includes 4,520,265 RSF of buildings currently in operation that will be redeveloped or replaced with new development RSF upon commencement of future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)Total book value includes $3.9 billion of projects currently under construction that are 76% leased/negotiating. We also expect to commence construction on seven near-term projects aggregating $494.6 million in the next five quarters that are 88% leased.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	46

Construction Spending
September 30, 2022
(In thousands)

Nine Months Ended
Construction Spending	September 30, 2022
Additions to real estate – consolidated projects	$2,324,017
Investments in unconsolidated real estate joint ventures	1,245
Contributions from noncontrolling interests	(205,117)
Construction spending (cash basis)	2,120,145
Change in accrued construction	118,203
Construction spending	2,238,348
Projected construction spending for the three months ending December 31, 2022	761,652
Guidance midpoint	$3,000,000

Year Ending
Projected Construction Spending	December 31, 2022
Development, redevelopment, and pre-construction projects	$3,106,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(286,000)
Revenue-enhancing and repositioning capital expenditures	98,000
Non-revenue-enhancing capital expenditures	82,000
Guidance midpoint	$3,000,000

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2022	47

Joint Venture Financial Information
September 30, 2022

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share(1)		Operating RSF at 100%
50 and 60 Binney Street	Greater Boston	Cambridge/Inner Suburbs	66.0%		532,395
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,270
100 and 225 Binney Street and 300 Third Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		870,106
99 Coolidge Avenue	Greater Boston	Cambridge/Inner Suburbs	25.0%		—	(2)
Alexandria Center® for Science and Technology – Mission Bay(3)	San Francisco Bay Area	Mission Bay	75.0%		1,005,989
1450 Owens Street	San Francisco Bay Area	Mission Bay	34.5%	(4)	—
601, 611, 651, 681, 685, and 701 Gateway Boulevard	San Francisco Bay Area	South San Francisco	50.0%		789,567
751 Gateway Boulevard	San Francisco Bay Area	South San Francisco	49.0%		—	(2)
213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae	San Francisco Bay Area	South San Francisco	55.7%		—
3215 Merryfield Row	San Diego	Torrey Pines	70.0%		170,523
Alexandria Point(5)	San Diego	University Town Center	45.0%		1,337,916
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	49.9%		163,648
SD Tech by Alexandria(6)	San Diego	Sorrento Mesa	50.0%		803,430
Pacific Technology Park	San Diego	Sorrento Mesa	50.0%		553,551
Summers Ridge Science Park(7)	San Diego	Sorrento Mesa	70.0%		316,531
1201 and 1208 Eastlake Avenue East and 199 East Blaine Street	Seattle	Lake Union	70.0%		321,218
400 Dexter Avenue North	Seattle	Lake Union	70.0%		290,111
800 Mercer Street	Seattle	Lake Union	40.0%		—

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(8)		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
1401/1413 Research Boulevard	Maryland	Rockville	65.0%	(9)	(10)
1450 Research Boulevard	Maryland	Rockville	73.2%	(11)	42,679
101 West Dickman Street	Maryland	Beltsville	57.9%	(11)	135,423

(1)In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in three other real estate joint ventures in North America.
(2)Represents a property currently under construction. Refer to “New Class A development and redevelopment properties: current projects” for additional details.
(3)Includes 409 and 499 Illinois Street, 1500 and 1700 Owens Street, and 455 Mission Bay Boulevard South.
(4)The noncontrolling interest share of our joint venture partner is anticipated to increase to 75% as our partner contributes capital for construction over time.
(5)Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4110, 4150, 4161, 4224, and 4242 Campus Point Court.
(6)Includes 9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road and 10055 and 10065 Barnes Canyon Road.
(7)Includes 9965, 9975, 9985 and 9995 Summers Ridge Road.
(8)In addition to the unconsolidated real estate joint ventures listed, we hold an interest in one other insignificant unconsolidated real estate joint venture in North America.
(9)Represents our ownership interest; our voting interest is limited to 50%.
(10)Represents a joint venture with a distinguished retail real estate developer for an approximately 90,000 RSF retail shopping center.
(11)Represents a joint venture with a local real estate operator in which our partner manages the day-to-day activities that significantly affect the economic performance of the joint venture.

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Joint Venture Financial Information (continued)
September 30, 2022
(In thousands)

	As of September 30, 2022
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$3,327,281	$111,614
Cash, cash equivalents, and restricted cash	130,145	4,799
Other assets	385,072	10,982
Secured notes payable (refer to page 53)	(9,986)	(84,198)
Other liabilities	(193,468)	(4,912)
Redeemable noncontrolling interests	(9,612)	—
	$3,629,432	$38,285

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	September 30, 2022		September 30, 2022
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Total revenues	$96,841	$264,781	$2,875	$8,441
Rental operations	(30,154)	(78,182)	(1,074)	(2,444)
	66,687	186,599	1,801	5,997
General and administrative	(352)	(1,222)	—	(96)
Interest	—	—	(966)	(2,744)
Depreciation and amortization of real estate assets	(27,790)	(77,889)	(795)	(2,684)
Fixed returns allocated to redeemable noncontrolling interests(1)	202	604	—	—
	$38,747	$108,092	$40	$473

Straight-line rent and below-market lease revenue	$3,285	$11,918	$322	$862
Funds from operations(2)	$66,537	$185,981	$835	$3,157

(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.
(2)Refer to “Funds from operations and funds from operations per share” in our Earnings Press Release and “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of this Supplemental Information for the definition and reconciliation from the most directly comparable financial measure presented in accordance with GAAP.

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Investments
September 30, 2022
(Dollars in thousands)

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. The tables below summarize components of our non-real estate investments and investment income. For additional details, refer to “Investments” in the “Definitions and reconciliations” of this Supplemental Information.

	September 30, 2022
	Three Months Ended	Nine Months Ended	Year Ended December 31, 2021
Realized gains	$24,210	$75,971	$215,845	(1)
Unrealized (losses) gains	(56,515)	(388,076)	43,632
Investment (loss) income	$(32,305)	$(312,105)	$259,477

	September 30, 2022
Investments	Cost		Unrealized Gains	Unrealized Losses	Carrying Amount

Publicly traded companies	$220,787		$102,196	$(99,441)	$223,542
Entities that report NAV	438,087		331,477	(6,297)	$763,267
Entities that do not report NAV:
Entities with observable price changes	104,337		95,289	(2,166)	$197,460
Entities without observable price changes	384,278		—	—	$384,278
Investments accounted for under the equity method of accounting	N/A		N/A	N/A	56,374
September 30, 2022	$1,147,489	(2)	$528,962	$(107,904)	$1,624,921

December 31, 2021	$1,007,303		$830,863	$(33,190)	$1,876,564

(1)Includes six separate significant realized gains aggregating $110.1 million related to the following transactions: (i) the sales of investments in three publicly traded biotechnology companies, (ii) a distribution received from a limited partnership investment, and (iii) the acquisition of two of our privately held non-real estate investments in a biopharmaceutical company and a biotechnology company.
(2)Represents 3.0% of gross assets as of September 30, 2022.

Public/Private Mix (Cost)

Tenant/Non-Tenant Mix (Cost)

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Key Credit Metrics
September 30, 2022

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$6.4B

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$3,613
Outstanding forward equity sales agreements(1)	1,494
Cash, cash equivalents, and restricted cash	866
Remaining construction loan commitments	154
Investments in publicly traded companies	224
Liquidity as of September 30, 2022	$6,351

Net Debt and Preferred Stock to Adjusted EBITDA(2)		Fixed-Charge Coverage Ratio(2)

(1)Represents expected net proceeds from the future settlement of 8.0 million shares under forward equity sales agreements.
(2)Quarter annualized. Refer to “Fixed-charge coverage ratio” and “Net debt and preferred stock to Adjusted EBITDA” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

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Summary of Debt
September 30, 2022
(In millions)

Weighted-Average Remaining Term of 13.2 Years

(1)Refer to footnotes 3 and 4 on the next page under “Fixed-rate and variable-rate debt” for additional details.

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Summary of Debt (continued)
September 30, 2022
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total		Percentage	Weighted-Average
						Interest Rate(1)		Remaining Term (in years)

Secured notes payable	$650	$39,944	$40,594		0.4%	5.36%		4.3
Unsecured senior notes payable	10,098,588	—	10,098,588		95.9	3.51		13.5
Unsecured senior line of credit(2) and commercial paper program(3)	—	386,666	386,666	(3)	3.7	3.48	(3)	5.3	(4)
Total/weighted average	$10,099,238	$426,610	$10,525,848		100.0%	3.52%		13.2	(4)
Percentage of total debt	95.9%	4.1%	100.0%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)In September 2022, we amended our unsecured senior line of credit to extend the maturity date to January 22, 2028 from January 6, 2026, increase the commitments to $4.0 billion from $3.0 billion, and convert the interest rate to SOFR+0.875% from LIBOR+0.815%. In addition, the rate is subject to a sustainability adjustment of +/- four basis points based upon our ability to achieve certain annual sustainability targets. As of September 30, 2022, we have no outstanding balance on our unsecured senior line of credit.
(3)In September 2022, we increased the aggregate amount we may issue from time to time under our commercial paper program to $2.0 billion from $1.5 billion. The commercial paper program provides us with the ability to issue up to $2.0 billion of commercial paper notes that bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at SOFR+0.875%. As of September 30, 2022, we had $386.7 million of commercial paper notes outstanding with a weighted-average interest rate of 3.48%.
(4)We calculate the weighted-average remaining term of our commercial paper notes by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper, the consolidated weighted-average maturity of our debt is 13.0 years. The commercial paper notes sold during the three months ended September 30, 2022 were issued at a weighted-average yield to maturity of 2.69% and had a weighted-average maturity term of 13 days.

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	September 30, 2022	Requirement	September 30, 2022
Total Debt to Total Assets	≤ 60%	29%	≤ 60.0%	27.8%
Secured Debt to Total Assets	≤ 40%	0.1%	≤ 45.0%	0.1%
Consolidated EBITDA to Interest Expense	≥ 1.5x	16.1x	≥ 1.50x	4.46x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	337%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	14.88x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt					At 100%
Unconsolidated Joint Venture	Maturity Date	Stated Rate		Interest Rate(1)	Aggregate Commitment	Debt Balance(2)	Our Share
1401/1413 Research Boulevard	12/23/24	2.70%		3.32%	$28,500	$28,079	65.0%
1655 and 1725 Third Street	3/10/25	4.50%		4.57%	600,000	598,974	10.0%
101 West Dickman Street	11/10/26	SOFR+1.95%	(3)	4.33%	26,750	10,439	57.9%
1450 Research Boulevard	12/10/26	SOFR+1.95%	(3)	N/A	13,000	—	73.2%
					$668,250	$637,492

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of September 30, 2022.
(3)This loan is subject to a fixed SOFR floor rate of 0.75%.

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Summary of Debt (continued)
September 30, 2022
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)		Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,							Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
						2022	2023	2024	2025	2026	Thereafter
Secured notes payable
Greater Boston(3)	SOFR+2.70%	5.34%		11/19/26		$—	$—	$—	$—	$41,438	$—		$41,438	$(1,494)	$39,944
San Francisco Bay Area	6.50%	6.50		7/1/36		—	30	32	34	36	518		650	—	650
Secured debt weighted-average interest rate/subtotal		5.36				—	30	32	34	41,474	518		42,088	(1,494)	40,594

Unsecured senior line of credit and commercial paper program(4)	(4)	3.48	(4)	1/22/28	(4)	(4)	—	—	—	—	386,815	(4)	386,815	(149)	386,666
Unsecured senior notes payable	3.45%	3.62		4/30/25		—	—	—	600,000	—	—		600,000	(2,280)	597,720
Unsecured senior notes payable	4.30%	4.50		1/15/26		—	—	—	—	300,000	—		300,000	(1,628)	298,372
Unsecured senior notes payable – green bond	3.80%	3.96		4/15/26		—	—	—	—	350,000	—		350,000	(1,752)	348,248
Unsecured senior notes payable	3.95%	4.13		1/15/27		—	—	—	—	—	350,000		350,000	(2,199)	347,801
Unsecured senior notes payable	3.95%	4.07		1/15/28		—	—	—	—	—	425,000		425,000	(2,257)	422,743
Unsecured senior notes payable	4.50%	4.60		7/30/29		—	—	—	—	—	300,000		300,000	(1,524)	298,476
Unsecured senior notes payable	2.75%	2.87		12/15/29		—	—	—	—	—	400,000		400,000	(2,981)	397,019
Unsecured senior notes payable	4.70%	4.81		7/1/30		—	—	—	—	—	450,000		450,000	(2,889)	447,111
Unsecured senior notes payable	4.90%	5.05		12/15/30		—	—	—	—	—	700,000		700,000	(6,485)	693,515
Unsecured senior notes payable	3.375%	3.48		8/15/31		—	—	—	—	—	750,000		750,000	(5,787)	744,213
Unsecured senior notes payable – green bond	2.00%	2.12		5/18/32		—	—	—	—	—	900,000		900,000	(9,029)	890,971
Unsecured senior notes payable	1.875%	1.97		2/1/33		—	—	—	—	—	1,000,000		1,000,000	(9,055)	990,945
Unsecured senior notes payable – green bond	2.95%	3.07		3/15/34		—	—	—	—	—	800,000		800,000	(8,923)	791,077
Unsecured senior notes payable	4.85%	4.93		4/15/49		—	—	—	—	—	300,000		300,000	(3,131)	296,869
Unsecured senior notes payable	4.00%	3.91		2/1/50		—	—	—	—	—	700,000		700,000	10,248	710,248
Unsecured senior notes payable	3.00%	3.08		5/18/51		—	—	—	—	—	850,000		850,000	(12,082)	837,918
Unsecured senior notes payable	3.55%	3.63		3/15/52		—	—	—	—	—	1,000,000		1,000,000	(14,658)	985,342
Unsecured debt weighted average/subtotal		3.51				—	—	—	600,000	650,000	9,311,815		10,561,815	(76,561)	10,485,254
Weighted-average interest rate/total		3.52%				$—	$30	$32	$600,034	$691,474	$9,312,333		$10,603,903	$(78,055)	$10,525,848

Balloon payments						$—	$—	$—	$600,000	$691,438	$9,311,883		$10,603,321	$—	$10,603,321
Principal amortization						—	30	32	34	36	450		582	(78,055)	(77,473)
Total debt						$—	$30	$32	$600,034	$691,474	$9,312,333		$10,603,903	$(78,055)	$10,525,848

Fixed-rate debt						$—	$30	$32	$600,034	$650,036	$8,925,518		$10,175,650	$(76,412)	$10,099,238
Variable-rate debt						—	—	—	—	41,438	386,815		428,253	(1,643)	426,610
Total debt						$—	$30	$32	$600,034	$691,474	$9,312,333		$10,603,903	$(78,055)	$10,525,848

Weighted-average stated rate on maturing debt						N/A	N/A	N/A	3.45%	3.95%	3.36%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Represents a secured construction loan held by our consolidated real estate joint venture at 99 Coolidge Avenue, of which we own a 75.0% interest. As of September 30, 2022, this joint venture has $153.9 million available under the existing lender commitments. The interest rate shall be reduced from SOFR+2.70% to SOFR+2.10% over time upon the completion of certain leasing, construction, and financial covenant milestones.
(4)Refer to footnotes 2 through 4 on the prior page under “Fixed-rate and variable-rate debt.”

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Definitions and Reconciliations
September 30, 2022

This section contains additional details for sections throughout this Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the Adjusted EBITDA margin:

	Three Months Ended
(Dollars in thousands)	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21
Net income (loss)	$383,443	$309,382	$(117,392)	$99,796	$124,433
Interest expense	22,984	24,257	29,440	34,862	35,678
Income taxes	1,950	2,089	3,571	4,156	3,672
Depreciation and amortization	254,929	242,078	240,659	239,254	210,842
Stock compensation expense	17,786	14,340	14,028	14,253	9,728
Loss on early extinguishment of debt	—	3,317	—	—	—
(Gain) loss on sales of real estate	(323,699)	(214,219)	—	(124,226)	435
Significant realized gains on non-real estate investments	—	—	—	—	(52,427)
Unrealized losses on non-real estate investments	56,515	68,128	263,433	139,716	14,432
Impairment of real estate	38,783	—	—	—	42,620
Adjusted EBITDA	$452,691	$449,372	$433,739	$407,811	$389,413

Total revenues	$659,852	$643,764	$615,065	$576,923	$547,759

Adjusted EBITDA margin	69%	70%	71%	71%	71%

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.

In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of September 30, 2022, approximately 91% of our leases (on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

Capitalization rates

Capitalization rates are calculated based on net operating income and net operating income (cash basis) annualized for the quarter preceding the date on which the property is sold, or near term prospective net operating income.

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Definitions and Reconciliations (continued)
September 30, 2022

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Construction costs related to active development and redevelopment projects under contract

Includes (i) costs incurred to date, (ii) remaining costs to complete under a general contractor's guaranteed maximum price construction contract or other fixed contracts, and (iii) our maximum committed tenant improvement allowances under our executed leases. The general contractor's guaranteed maximum price contract or other fixed contracts reduce our exposure to costs of construction materials, labor, and services from third-party contractors and suppliers, unless the overruns result from, among other things, a force majeure event or a change in the scope of work covered by the contract.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science, agtech, and technology campuses in AAA innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory, agtech, or tech office space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory, agtech, and tech office space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready office/laboratory space to foster the growth of promising early- and growth-stage life science companies.

Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from Class B to Class A.

Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Space Intentionally Blank

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Definitions and Reconciliations (continued)
September 30, 2022

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and computes fixed-charge coverage ratio:

	Three Months Ended
(Dollars in thousands)	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21
Adjusted EBITDA	$452,691	$449,372	$433,739	$407,811	$389,413

Interest expense	$22,984	$24,257	$29,440	$34,862	$35,678
Capitalized interest	73,189	68,202	57,763	44,078	43,185
Amortization of loan fees	(3,235)	(3,236)	(3,103)	(2,911)	(2,854)
Amortization of debt (discounts) premiums	(269)	(267)	424	502	498
Cash interest and fixed charges	$92,669	$88,956	$84,524	$76,531	$76,507

Fixed-charge coverage ratio:
– quarter annualized	4.9x	5.1x	5.1x	5.3x	5.1x
– trailing 12 months	5.1x	5.1x	5.1x	5.0x	4.8x

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.

The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”) defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, significant termination fees, acceleration of stock compensation expense due to the resignation of an executive officer, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	September 30, 2022		September 30, 2022
(In thousands)	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Net income	$38,747	$108,092	$40	$473
Depreciation and amortization of real estate assets	27,790	77,889	795	2,684
Funds from operations	$66,537	$185,981	$835	$3,157
Gross assets

Gross assets are calculated as total assets plus accumulated depreciation:

(In thousands)	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21
Total assets	$34,368,614	$33,244,053	$32,844,256	$30,219,373	$28,558,718
Accumulated depreciation	4,148,230	4,060,536	3,951,666	3,771,241	3,614,440
Gross assets	$38,516,844	$37,304,589	$36,795,922	$33,990,614	$32,173,158

Initial stabilized yield (unlevered)

Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

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Definitions and Reconciliations (continued)
September 30, 2022

Investment-grade or publicly traded large cap tenants

Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended September 30, 2022, as reported by Bloomberg Professional Services. Credit ratings from Moody’s Investors Service and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than-temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.

Investments in real estate

The following table reconciles our investments in real estate as of September 30, 2022:

(In thousands)	Investments in Real Estate
Gross investments in real estate – North America	$32,904,916
Less: accumulated depreciation – North America	(4,144,019)
Net investments in real estate – North America	28,760,897
Net investments in real estate – Asia	10,848
Investments in real estate	$28,771,745

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Definitions and Reconciliations (continued)
September 30, 2022

The square footage presented in the table below includes RSF of buildings in operation as of September 30, 2022, primarily representing lease expirations at recently acquired properties that also have inherent future development or redevelopment opportunities and for which we have the intent to demolish or redevelop the existing property upon expiration of the existing in-place leases and commencement of future construction:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2022	2023	Thereafter(1)	Total
Near-term projects:
100 Edwin H. Land Boulevard/Cambridge/Inner Suburbs	Redev	—	—	104,500	104,500
40 Sylvan Road/Route 128	Redev	—	312,845	—	312,845
275 Grove Street/Route 128	Redev	—	—	160,251	160,251
840 Winter Street/Route 128	Redev	—	10,265	17,965	28,230
3825 Fabian Way/Greater Stanford	Redev	250,000	—	—	250,000
3301 Monte Villa Parkway/Bothell	Redev	—	—	50,552	50,552
Other/Texas	Redev	—	—	143,105	143,105
		250,000	323,110	476,373	1,049,483
Intermediate-term projects:
9444 Waples Street/Sorrento Mesa	Dev	9,199	—	—	9,199
		9,199	—	—	9,199
Future projects:
550 Arsenal Street/Cambridge/Inner Suburbs	Dev	—	—	260,867	260,867
446 and 458 Arsenal Street/Cambridge/Inner Suburbs	Dev	—	—	38,200	38,200
380 and 420 E Street/Seaport Innovation District	Dev	—	—	195,506	195,506
Other/Greater Boston	Redev	—	—	167,549	167,549
1122 and 1150 El Camino Real/South San Francisco	Dev	—	—	655,172	655,172
3875 Fabian Way/Greater Stanford	Redev	—	—	228,000	228,000
960 Industrial Road/Greater Stanford	Dev	—	—	110,000	110,000
219 East 42nd Street/New York City	Dev	—	—	349,947	349,947
10975 and 10995 Torreyana Road/Torrey Pines	Dev	—	—	84,829	84,829
Alexandria Point/University Town Center	Dev	—	—	495,192	495,192
Sequence District by Alexandria/Sorrento Mesa	Dev/Redev	—	—	689,938	689,938
4025 and 4045 Sorrento Valley Boulevard/Sorrento Valley	Dev	—	—	22,886	22,886
601 Dexter Avenue North/Lake Union	Dev	—	18,680	—	18,680
830 4th Avenue South/SoDo	Dev	—	—	42,380	42,380
Other/Seattle	Dev	—	—	102,437	102,437
		—	18,680	3,442,903	3,461,583
		259,199	341,790	3,919,276	4,520,265

(1)Includes vacant square footage as of September 30, 2022.
Joint venture financial information

We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe that this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

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Definitions and Reconciliations (continued)
September 30, 2022

Key items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe that such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe that this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments, impairments of real estate and non-real estate investments, and acceleration of stock compensation expense due to the resignation of an executive officer are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when their fair values decrease below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information and accompanying Earnings Press Release.

Mega campus

Mega campuses are cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. The following table reconciles our operating RSF as of September 30, 2022:

Operating RSF
Mega campus	27,716,476
Non-mega campus	13,349,223
Total	41,065,699

Mega campus RSF as a percentage of total operating property RSF	67%

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt and preferred stock to Adjusted EBITDA

Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt and preferred stock and computes the ratio to Adjusted EBITDA:

(Dollars in thousands)	9/30/22		6/30/22		3/31/22		12/31/21		9/30/21
Secured notes payable	$40,594		$24,986		$208,910		$205,198		$198,758
Unsecured senior notes payable	10,098,588		10,096,462		10,094,337		8,316,678		8,314,851
Unsecured senior line of credit and commercial paper	386,666		149,958		—		269,990		749,978
Unamortized deferred financing costs	76,947		78,978		81,175		65,476		65,112
Cash and cash equivalents	(533,824)		(420,258)		(775,060)		(361,348)		(325,872)
Restricted cash	(332,344)		(97,404)		(95,106)		(53,879)		(42,182)
Preferred stock	—		—		—		—		—
Net debt and preferred stock	$9,736,627		$9,832,722		$9,514,256		$8,442,115		$8,960,645

Adjusted EBITDA:
– quarter annualized	$1,810,764		$1,797,488		$1,734,956		$1,631,244		$1,557,652
– trailing 12 months	$1,743,613		$1,680,335		$1,601,857		$1,517,838		$1,442,929

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.4	x	5.5	x	5.5	x	5.2	x	5.8	x
– trailing 12 months	5.6	x	5.9	x	5.9	x	5.6	x	6.2	x

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Definitions and Reconciliations (continued)
September 30, 2022

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income to net operating income and net operating income (cash basis) and computes operating margin:

	Three Months Ended		Nine Months Ended
(Dollars in thousands)	9/30/22	9/30/21	9/30/22	9/30/21
Net income	$383,443	$124,433	$575,433	$554,486

Equity in earnings of unconsolidated real estate joint ventures	(40)	(3,091)	(473)	(9,237)
General and administrative expenses	49,958	37,931	134,286	109,807
Interest expense	22,984	35,678	76,681	107,303
Depreciation and amortization	254,929	210,842	737,666	581,807
Impairment of real estate	38,783	42,620	38,783	52,675
Loss on early extinguishment of debt	—	—	3,317	67,253
(Gain) loss on sales of real estate	(323,699)	435	(537,918)	(2,344)
Investment loss (income)	32,305	(67,084)	312,105	(372,361)
Net operating income	458,663	381,764	1,339,880	1,089,389
Straight-line rent revenue	(24,431)	(33,918)	(93,818)	(89,203)
Amortization of acquired below-market leases	(23,546)	(13,664)	(54,221)	(39,043)
Net operating income (cash basis)	$410,686	$334,182	$1,191,841	$961,143

Net operating income (cash basis) – annualized	$1,642,744	$1,336,728	$1,589,121	$1,281,524

Net operating income (from above)	$458,663	$381,764	$1,339,880	$1,089,389
Total revenues	$659,852	$547,759	$1,918,681	$1,537,227
Operating margin	70%	70%	70%	71%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to the definition of annual rental revenue herein.

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Definitions and Reconciliations (continued)
September 30, 2022

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

Space Intentionally Blank
The following table reconciles the number of same properties to total properties for the nine months ended September 30, 2022:

		Redevelopment – placed into
Development – under construction	Properties	service after January 1, 2021	Properties
5 and 9 Laboratory Drive	2	700 Quince Orchard Road	1
4 Davis Drive	1	3160 Porter Drive	1
201 Brookline Avenue	1	5505 Morehouse Drive	1
10055 Barnes Canyon Road	1	Other	1
15 Necco Street	1		4
751 Gateway Boulevard	1	Acquisitions after January 1, 2021	Properties
325 Binney Street	1	3301, 3303, 3305, 3307, 3420, and 3440 Hillview Avenue	6
1150 Eastlake Avenue East	1
10102 Hoyt Park Drive	1	Sequence District by Alexandria	5
9810 Darnestown Road	1	Alexandria Center® for Life Science – Fenway	1
99 Coolidge Avenue	1
500 North Beacon Street and 4 Kingsbury Avenue	2	550 Arsenal Street	1
		1501-1599 Industrial Road	6
9808 Medical Center Drive	1	One Investors Way	2
6040 George Watts Hill Drive	1	2475 Hanover Street	1
	16	10975 and 10995 Torreyana Road	2
Development – placed into		Pacific Technology Park	6
service after January 1, 2021	Properties	1122 and 1150 El Camino Real	2
1165 Eastlake Avenue East	1	12 Davis Drive	1
201 Haskins Way	1	8505 Costa Verde Boulevard and 4260 Nobel Drive	2
825 and 835 Industrial Road	2
9950 Medical Center Drive	1	225 and 235 Presidential Way	2
3115 Merryfield Row	1	104 TW Alexander Drive	4
8 and 10 Davis Drive	2	One Hampshire Street	1
	8	Intersection Campus	12
Redevelopment – under construction	Properties	100 Edwin H. Land Boulevard	1
30-02 48th Avenue	1	10010 and 10140 Campus Point Drive and 4275 Campus Point Court	3
The Arsenal on the Charles	11
2400 Ellis Road, 40 and 41 Moore Drive, and 14 TW Alexander Drive	4	446 and 458 Arsenal Street	2
		Other	47
840 Winter Street	1		107
20400 Century Boulevard	1	Unconsolidated real estate JVs	4
9601 and 9603 Medical Center Drive	2	Properties held for sale	—
One Rogers Street	1
40, 50, and 60 Sylvan Road	3	Total properties excluded from same properties	175
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	6
		Same properties	256
651 Gateway Boulevard	1	Total properties in North America as of September 30, 2022	431
8800 Technology Forest Place	1
Canada	2
Other	2
	36

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Definitions and Reconciliations (continued)
September 30, 2022

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Tenant recoveries

Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.

We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenue in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same Property Performance” of this Supplemental Information because we believe it promotes investors’ understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.

The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Nine Months Ended
(In thousands)	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Income from rentals	$656,853	$640,959	$612,554	$574,656	$546,527	$1,910,366	$1,533,593
Rental revenues	(496,146)	(485,067)	(469,537)	(435,637)	(415,918)	(1,450,750)	(1,182,955)
Tenant recoveries	$160,707	$155,892	$143,017	$139,019	$130,609	$459,616	$350,638

Total equity capitalization

Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity capitalization and total debt.

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21
Unencumbered net operating income	$457,656	$446,473	$420,960	$390,017	$371,026
Encumbered net operating income	1,007	1,007	12,777	11,189	10,738
Total net operating income	$458,663	$447,480	$433,737	$401,206	$381,764
Unencumbered net operating income as a percentage of total net operating income	100%	100%	97%	97%	97%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate as of the end of the applicable period, based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

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Definitions and Reconciliations (continued)
September 30, 2022

Weighted-average shares of common stock outstanding – diluted

From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our forward equity sales agreements under the treasury stock method while the forward equity sales agreements are outstanding. As of September 30, 2022, we had Forward Agreements outstanding to sell an aggregate of 8.0 million shares of common stock.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows:

	Three Months Ended					Nine Months Ended
(In thousands)	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	9/30/22	9/30/21
Basic shares for earnings per share	161,554	161,412	158,198	153,464	150,854	160,400	144,716
Forward Agreements	—	—	—	843	707	—	437
Diluted shares for earnings per share	161,554	161,412	158,198	154,307	151,561	160,400	145,153

Basic shares for funds from operations per share and funds from operations per share, as adjusted	161,554	161,412	158,198	153,464	150,854	160,400	144,716
Forward Agreements	—	—	11	843	707	—	437
Diluted shares for funds from operations per share and funds from operations per share, as adjusted	161,554	161,412	158,209	154,307	151,561	160,400	145,153

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